Exhibit 7.1

INDENTURE

Dated as of

                                         , 20

By and Among

PRECISION DRILLING CORPORATION

and

COMPUTERSHARE TRUST COMPANY, N.A.,

as U.S. Trustee

COMPUTERSHARE TRUST COMPANY OF CANADA,

as Canadian Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section
310(a)(1)	11.04
(a)(2)	11.04
(a)(3)	11.04
(a)(4)	11.04
(a)(5)	11.04
(b)	11.04
(c)	N.A.
311(a)	11.01
(b)	11.01
(c)	11.01
312(a)	10.03
(b)	10.03
(c)	11.10
313(a)	10.01
(b)	10.01
(c)	10.01
(d)	10.01
314(a)	10.02; 16.03
(b)	N.A.
(c)(l)	16.01
(c)(2)	16.01
(c)(3)	N.A.
(d)	N.A.
(e)	16.01
(f)	N.A.
315(a)	11.02
(b)	11.03; 16.03
(c)	11.02
(d)	11.02
(e)	11.05
316(a)(last sentence)	1.01
(a)(l)(A)	7.06
(a)(l)(B)	7.06
(a)(2)	N.A.
(b)	N.A.
(c)	7.03
317(a)(l)	7.03
(a)(2)	7.04
(b)	6.03
318(a)	16.02
(b)	N.A.
(c)	16.02

N.A. means not applicable.

*	This Cross Reference Table is not part of this Indenture.

i

(cont’d)

(cont’d)

(cont’d)

(cont’d)

v

(cont’d)

INDENTURE dated as of ___, 20____, by and among Precision Drilling Corporation, an Alberta (Canada) corporation (the “Company”), Computershare Trust Company, National Association, as U.S. Trustee (the “U.S. Trustee”) and Computershare Trust Company of Canada, a trust company organized under the laws of Canada, as Canadian Trustee (the “Canadian Trustee”).

The Company, the U.S. Trustee and the Canadian Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of all of the present and future Holders of the Securities issued under this Indenture.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

(a) Unless otherwise defined in this Indenture or the context otherwise requires, all terms used herein shall have the meanings assigned to them in the Trust Indenture Act and all accounting terms shall have the meanings assigned to them in accordance with GAAP.

(b) Unless the context otherwise requires, the terms defined in this Section 1.01(b) shall for all purposes of this Indenture have the meanings hereinafter set forth, the following definitions to be equally applicable to both the singular and the plural forms of any of the terms herein defined:

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” has the meaning provided in Section 11.09.

“Authorized Officers” means the Chief Executive Officer, Chief Financial Officer, Treasurer, Controller or Secretary of the Company or any other executive officer of the Company duly appointed by the Board of Directors, as evidenced by a written notice delivered to the Trustees.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code, Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), or any other Canadian federal or provincial law or the law of any other jurisdiction relating to bankruptcy, insolvency, winding-up, liquidation, dissolution, reorganization or relief of debtors or any similar law now or hereafter in effect for the relief from, or otherwise affecting, creditors.

“Bankruptcy Order” means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding-up, dissolution or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor’s property, or providing for the staying, arrangement, adjustment or compromise of indebtedness or other relief of a debtor.

“Board of Directors” means either the board of directors of the Company or the executive or any other committee of that board duly authorized to act in respect hereof.

“Board Resolution” means a copy of a resolution or resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustees.

“Business Day” means, when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, any day except a Saturday, Sunday or any other day on which commercial banks in such Place of Payment or other location are authorized or obligated by law or executive order to close.

“Canadian Securities Laws” means the securities acts or similar statutes of each of the provinces of Canada and all regulations, rules, policy statements notices and blanket orders or rulings thereunder.

“Canadian Trustee” means the person named as the “Canadian trustee” in the first paragraph of this instrument until a successor Canadian trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Canadian Trustee” shall mean each person who is then a Canadian trustee hereunder, and if at any time there is more than one such person, “Canadian Trustee” as used with respect to the Securities of any series shall mean the Canadian trustee with respect to Securities of that series.

“Capital Stock” means:

(1) in the case of a corporation, corporate common shares or equivalent;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Code” means the Internal Revenue Code of 1986 as in effect on the date hereof.

“Company” means the Person named as the “Company” in the recitals, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” means a written request or order signed in the name of the Company by any of the Authorized Officers and delivered to the Trustees.

“Corporate Trust Office,” or other similar term, means the principal office of the designated Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at in the case of the U.S. Trustee, 8742 Lucent Boulevard, Suite 225, Highlands Ranch, CO 80129, Attention: John Wahl, Rose Stroud or, in the case of the Canadian Trustee, 1500 Robert Bourassa Boulevard, 7th Floor, Montreal, Quebec H3A 3S8, Attention: Manager, Corporate Trust, or such other address as the U.S. Trustee or Canadian Trustee, as applicable, may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Currency” means U.S. Dollars or Foreign Currency.

“Currency Determination Agent” has the meaning provided in Section 3.11(d).

“Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator, monitor, custodian or similar official or agent or any other Person with like powers.

“Default” has the meaning provided in Section 11.03.

“Defaulted Interest” has the meaning provided in Section 3.08(b).

“Depositary” means, with respect to the Securities of any series issuable in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to Section 3.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

“Designated Currency” has the meaning provided in Section 3.11(a).

“Discharged” has the meaning provided in Section 12.03.

“Event of Default” has the meaning provided in Section 7.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” has the meaning provided in Section 3.11(d).

“Floating Rate Security” means a Security that provides for the payment of interest at a variable rate determined periodically by reference to an interest rate index specified pursuant to Section 3.01.

“Foreign Currency” means a currency issued by the government of any country other than the United States or a composite currency, the value of which is determined by reference to the values of the currencies of any group of countries, in each instance acceptable to the trustee, acting reasonably.

“GAAP” means, with respect to any computation required or permitted hereunder, generally accepted accounting principles in effect in Canada as in effect from time to time, including, without limitation, those determined with reference to the Handbook of the Canadian Institute of Chartered Accountants, as amended from time to time, or in such other statements by such other entity as approved by a significant segment of the accounting profession in Canada including, without limitation, Internal Financing Reporting Standards as issued by the International Accounting Standards Board.

“Global Security” means any Security that evidences all or part of a series of Securities, issued in fully-registered certificated form to the Depositary for such series in accordance with Section 3.03 and bearing the legend prescribed in Section 3.03(f).

“Government Obligations” means, unless otherwise specified with respect to any series of Securities pursuant to Section 3.01, securities which are (a) direct obligations of the government which issued the Currency in which the Securities of a particular series are payable or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government which issued the Currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such Currency and are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of a holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest or principal of the Government Obligation evidenced by such depository receipt.

“Holder,” “Holder of Securities,” or “Securityholder” mean the Person in whose name Securities are registered in the Register.

“Indebtedness” means any and all obligations of a Person for money borrowed which, in accordance with GAAP, would be reflected on the balance sheet of such Person as a liability on the date as of which Indebtedness is to be determined.

“Indenture” means this instrument and all indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 3.01.

“Interest Payment Date” means, with respect to any Security, the Stated Maturity of an installment of interest on such Security.

“Mandatory Sinking Fund Payment” has the meaning provided in Section 5.01(b).

“Maturity” means, with respect to any Security, the date on which the principal of such Security shall become due and payable as therein and herein provided, whether by declaration, call for redemption or otherwise.

“Members” has the meaning provided in Section 3.03(h).

“Notice of Default” has the meaning provided in Section 7.01(d).

“Officer’s Certificate” means a certificate signed by any of the Authorized Officers and delivered to the Trustees. Each such certificate shall include the statements provided for in Section 16.01 if and to the extent required by the provisions of such Section.

“Opinion of Counsel” means an opinion in writing reasonably acceptable to the Trustees signed by legal counsel, who may be an employee of or counsel to the Company or who may be other counsel, that meets the applicable requirements provided for in Section 16.01.

“Optional Sinking Fund Payment” has the meaning provided in Section 5.01(b).

“Original Issue Discount Security” means any Security that is issued with “original issue discount” within the meaning of Section 1273(a) of the Code and the regulations thereunder and any other Security designated by the Company as issued with original issue discount for United States federal income tax purposes.

“Outstanding” means, when used with respect to Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore cancelled by the Trustees or delivered to the Trustees for cancellation;

(2) Securities or portions thereof for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustees or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities or Securities as to which the Company’s obligations have been Discharged; provided, however, that if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustees has been made; and

(3) Securities that have been paid pursuant to Section 3.07(b) or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to a Responsible Officer of the Trustees proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Securities of a series Outstanding have performed any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) hereunder, Securities owned by the Company or any other obligor upon the Securities of such series or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding unless the Company, such Affiliate or such other obligor owns all of such Securities, except that, in determining whether the Trustees shall be protected in relying upon any such action, only Securities of such series that a Responsible Officer of the Trustees actually knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustees the pledgee’s right to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon such Securities or any Affiliate of the Company or of such other obligor. In case of a dispute as to such right, the decision of the Trustees upon the advice of counsel shall be full protection to the Trustees. Upon request of the Trustees, the Company shall furnish to the Trustees promptly an Officer’s Certificate listing and identifying all such Securities, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to the provisions of Section 11.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all such Securities not listed therein are Outstanding for the purpose of any such determination. In determining whether the Holders of the requisite principal amount of Outstanding Securities of a series have performed any action hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purpose shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.02 and the principal amount of a Security denominated in a Foreign Currency that shall be deemed to be Outstanding for such purpose shall be the amount calculated pursuant to Section 3.11(b).

“Paying Agent” means any Person authorized by the Company to pay the principal of, premium, if any, or interest on any Securities on behalf of the Company. The Company may act as Paying Agent with respect to Securities of any series issued hereunder.

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a trust, an unincorporated organization or a government or an agency or political subdivision thereof.

“Place of Payment” has the meaning provided in Section 3.01(h).

“Predecessor Security” means, with respect to any Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

“Primary Laws” means any Canadian federal and/or provincial legislation that addresses the protection of individuals’ personal information.

“Privacy Laws” mean any Canadian federal and/or provincial legislation that addresses the protection of individuals’ personal information.

“Record Date” means, with respect to any interest payable on any Security on any Interest Payment Date, the close of business on such date specified in such Security for the payment of interest pursuant to Section 3.01.

“Redemption Date” means, when used with respect to any Security to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture and the terms of such Security, which, in the case of a Floating Rate Security, unless otherwise specified pursuant to Section 3.01, shall be an Interest Payment Date only.

“Redemption Price” means, when used with respect to any Security to be redeemed, in whole or in part, the price at which it is to be redeemed pursuant to the terms of the Security and this Indenture.

“Register” has the meaning provided in Section 3.05(a).

“Registrar” has the meaning provided in Section 3.05(a).

“Responsible Officer” when used with respect to either Trustee, means, any director or officer assigned to the Corporate Trust Department (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“SEC” means the United States Securities and Exchange Commission, as constituted from time to time.

“Security” or “Securities” means any security or securities, as the case may be, duly authenticated by the Trustee and delivered under this Indenture.

“Security Custodian” means the custodian with respect to any Global Security appointed by the Depositary, or any successor Person thereto, and shall initially be the Paying Agent.

“Senior Indebtedness” means the principal of, premium, if any, or interest on (x) Indebtedness of the Company, whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed, for money borrowed other than (a) any Indebtedness of the Company which when incurred was without recourse to the Company, (b) any Indebtedness of the Company to any of its Subsidiaries, (c) Indebtedness to any employee of the Company, (d) any liability for taxes, (e) Trade Payables and (f) any Indebtedness of the Company which is expressly subordinate in right of payment to any other Indebtedness of the Company, and (y) renewals, extensions, modifications and refundings of any such Indebtedness. For purposes of the foregoing and the definition of “Senior Indebtedness,” the phrase “subordinated in right of payment” means debt subordination only and not lien subordination, and accordingly, (i) unsecured indebtedness shall not be deemed to be subordinated in right of payment to secured indebtedness merely by virtue of the fact that it is unsecured, and (ii) junior liens, second liens and other contractual arrangements that provide for priorities among Holders of the same or different issues of indebtedness with respect to any collateral or the proceeds of collateral shall not constitute subordination in right of payment. This definition may be modified or superseded by a supplemental indenture.

“Special Record Date” has the meaning provided in Section 3.08(b)(i).

“Stated Maturity” means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such Security or such installment of interest is due and payable.

“Subsidiary” means, when used with respect to any Person:

(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity that is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Successor Company” has the meaning provided in Section 3.06(i).

“Trade Payables” means accounts payable or any other Indebtedness or monetary obligations to trade creditors created or assumed by the Company or any Subsidiary of the Company in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities).

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustees” means the U.S. Trustee and the Canadian Trustee and each of their successor and assigns and “Trustee” means either of them, as applicable.

“U.S. Dollars” or “$” means such currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

“U.S. Trustee” means the person named as the “U.S. trustee” in the first paragraph of this instrument until a successor U.S. trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “U.S. Trustee” shall mean each person who is then a U.S. trustee hereunder, and if at any time there is more than one such person, “U.S. Trustee” as used with respect to the Securities of any series shall mean the U.S. trustee with respect to Securities of that series.

“United States” shall mean the United States of America (including the States and the District of Columbia), its territories and its possessions and other areas subject to its jurisdiction.

Section 1.02 Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(b) references to “Article” or “Section” or other subdivision herein are references to an Article, Section or other subdivision of the Indenture, unless the context otherwise requires; and

(c) references to any agreement, instrument, statute or regulation defined or referred to herein or in any instrument establishing the terms of any Securities (or executed in connection therewith) are references to such agreement, instrument, statute or regulation as from time to time amended, modified, supplemented or replaced, including (in the case of agreements or instruments) by waiver or consent and by succession of comparable successor agreements, instruments, statutes or regulations.

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security Holder” means a Holder of a Security;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the U.S. Trustee; and

“obligor” on the indenture securities means the Company, and any other obligor upon the Securities.

ARTICLE II

FORMS OF SECURITIES

Section 2.01 Form Generally.

(a) The Securities of each series shall be substantially in the form set forth in Exhibit A attached hereto or as shall be established pursuant to a Company Order, Officer’s Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which any series of the Securities may be listed or of any automated quotation system on which any such series may be quoted, or to conform to usage, all as determined by the Authorized Officers executing such Securities as conclusively evidenced by their execution of such Securities.

(b) The terms and provisions of the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company and each of the Trustees, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby.

Section 2.02 Form of U.S. Trustee’s Certificate of Authentication.

(a) Only such of the Securities as shall bear thereon a certificate substantially in the form of the U.S. Trustee’s certificate of authentication hereinafter recited, executed by the U.S. Trustee by manual signature, shall be valid or become obligatory for any purpose or entitle the Holder thereof to any right or benefit under this Indenture.

(b) Each Security shall be dated the date of its authentication.

(c) The form of the U.S. Trustee’s certificate of authentication to be borne by the Securities shall be substantially as follows:

U.S. TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[NAME OF U.S. TRUSTEE], as U.S. Trustee

Date of authentication: __________________________	By:
Authorized Signatory

Section 2.03 Form of U.S. Trustee’s Certificate of Authentication by an Authenticating Agent. If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the U.S. Trustee’s certificate of authentication by such Authenticating Agent to be borne by Securities of each such series shall be substantially as follows:

U.S. TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities issued referred to in the within-mentioned Indenture.

[NAME OF U.S. TRUSTEE], as U.S. Trustee

Date of authentication:	By:	[NAME OF AUTHENTICATING AGENT] as Authenticating Agent

___________________________	By:
Authorized Signatory

ARTICLE III

THE DEBT SECURITIES

Section 3.01 Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued from time to time in one or more series. There shall be set forth in a Company Order, Officer’s Certificate or in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a) the title of the Securities of the series (which shall distinguish the Securities of such series from the Securities of all other series, except to the extent that additional Securities of an existing series are being issued);

(b) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.04, Section 3.06, Section 3.07, Section 4.06, or Section 14.05);

(c) the dates on which or periods during which the Securities of the series may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the Securities of such series are or may be payable or the method by which such date or dates shall be determined or extended;

(d) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable, and the Record Dates for the determination of Holders to whom interest is payable on such Interest Payment Dates or the method by which such date or dates shall be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

(e) if other than U.S. Dollars, the Currency in which Securities of the series shall be denominated or in which payment of the principal of, premium, if any, or interest on the Securities of the series shall be payable and any other terms applicable thereto;

(f) if the amount of payment of principal of, premium, if any, or interest on, the Securities of the series may be determined with reference to an index, formula or other method including, but not limited to, an index based on a Currency or Currencies other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

(g) if the principal of, premium, if any, or interest on, Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a Currency other than that in which the Securities are denominated or stated to be payable without such election, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the Exchange Rate (in addition to or in lieu of the provision set forth in Section 3.11) between the Currency in which the Securities are denominated or payable without such election and the Currency in which the Securities are to be paid if such election is made;

(h) the place or places, if any, in addition to or instead of the Corporate Trust Office of either the U.S. Trustee or Canadian Trustee where the principal of, premium, if any, and interest on Securities of the series shall be payable, and where Securities of any series may be presented for registration of transfer, exchange or conversion, and the place or places where notices and demands to or upon the Company in respect of the Securities of such series may be made (each such place, the “Place of Payment”);

(i) the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;

(j) the obligation or right, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which or the date or dates on which, the Currency or Currencies in which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(k) if other than denominations of $2,000 and multiples of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(l) if other than the principal amount thereof, the portion of the principal amount of the Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 7.02;

(m) whether the Securities of the series are to be issued as Original Issue Discount Securities and the amount of discount with which such Securities may be issued;

(n) provisions, if any, for the defeasance of Securities of the series in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

(o) whether the Securities of the series are to be issued in whole or in part in the form of one or more Global Securities and, in such case, (i) the Depositary for such Global Security or Securities, (ii) the form of legend in addition to or in lieu of that in Section 3.03(f) which shall be borne by such Global Security and (iii) the terms and conditions, if any, upon which interests in such Global Security or Securities may be exchanged in whole or in part for the individual Securities represented thereby;

(p) the date as of which any Global Security of the series shall be dated if other than the original issuance of the first Security of the series to be issued;

(q) the form of the Securities of the series;

(r) if the Securities of the series are to be convertible into or exchangeable for any securities or property of any Person (including the Company), the terms and conditions upon which such Securities shall be so convertible or exchangeable, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

(s) whether the Securities of such series are subject to subordination and the terms of such subordination;

(t) whether the Securities of such series shall be secured;

(u) any restriction or condition on the transferability of the Securities of such series;

(v) any addition or change in the provisions related to compensation and reimbursement of the Trustee which applies to Securities of such series;

(w) any addition or change in the provisions related to supplemental indentures set forth in Sections 14.01, 14.02 and 14.04 which applies to Securities of such series;

(x) provisions, if any, granting special rights to Holders upon the occurrence of specified events;

(y) any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 7.02 and any addition or change in the provisions set forth in Article VII which applies to Securities of the series;

(z) any addition to or change in the covenants set forth in Article VI which applies to Securities of the series; and

(aa) any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 14.01, but which may modify or delete any provision of this Indenture insofar as it applies to such series), including any terms which may be required by or advisable under the laws of the United States or regulations thereunder or advisable (as determined by the Company) in connection with the marketing of Securities of the series.

All Securities of any one series shall be substantially identical, except as to denomination and except as may otherwise be provided herein or set forth in a Company Order, Officer’s Certificate or in one or more indentures supplemental hereto. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to Company Order or Officer’s Certificate referred to above, or supplemental indenture hereto, and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such Series; provided, however, that if such additional Securities are not fungible with the Securities of such series for U.S. federal income tax purposes, the additional Securities will have a separate CUSIP number. No Company Order or Officer’s Certificate may affect each of the Trustees’ own rights, duties or immunities under this Indenture or otherwise with respect to any series of Securities except as such Trustee may agree in writing.

Section 3.02 Denominations. In the absence of any specification pursuant to Section 3.01 with respect to Securities of any series, the Securities of such series shall be issuable only as Securities in denominations of $2,000 and multiples of $1,000 in excess thereof, and shall be payable only in U.S. Dollars.

Section 3.03 Execution, Authentication, Delivery and Dating.

(a) The Securities shall be executed in the name and on behalf of the Company by any of the Authorized Officers. Such signatures may be the manual or facsimile signatures of the present or any future such officer. If the Person whose signature is on a Security no longer holds that office at the time the Security is authenticated and delivered, the Security shall nevertheless be valid.

(b) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the U.S. Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities and, if required pursuant to Section 3.01, a supplemental indenture, Company Order or Officer’s Certificate setting forth the terms of the Securities of a series. The U.S. Trustee shall thereupon authenticate and deliver such Securities without any further action by the Company. The Company Order shall specify the principal amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

(c) In authenticating the first Securities of any series and accepting the additional responsibilities under this Indenture in relation to such Securities, the U.S. Trustee shall receive, and (subject to Section 11.02) shall be fully protected in relying upon, an Officer’s Certificate, prepared in accordance with Section 16.01 stating that the conditions precedent, if any, provided for in the Indenture have been complied with, and an Opinion of Counsel, prepared in accordance with Section 16.01 and substantially in the form set forth below:

(i) that the form or forms of such Securities have been established in accordance with Article II and Section 3.01 and in conformity with the other provisions of this Indenture;

(ii) that the terms of such Securities have been established in accordance with Section 3.01 and in conformity with the other provisions of this Indenture;

(iii) that such Securities, when authenticated and delivered by the U.S. Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and

(iv) that all conditions precedent, if any, provided for in the Indenture in respect of the authentication and delivery by the Company of such Securities have been complied with.

Notwithstanding the provisions of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate or Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such Officer’s Certificate or Opinion of Counsel is delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued; provided that nothing in this clause (c) is intended to derogate Trustee’s rights to receive an Officer’s Certificate and Opinion of Counsel under Section 16.01.

(d) The U.S. Trustee shall have the right to decline to authenticate and deliver the Securities under this Section 3.03 if the issue of the Securities pursuant to this Indenture will affect the U.S. Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise.

(e) Each Security shall be dated the date of its authentication.

(f) If the Company shall establish pursuant to Section 3.01 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the U.S. Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such Global Securities, (ii) shall be registered, if in registered form, in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction and (iv) shall bear a legend substantially to the following effect:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Security Custodian, as provided in this Indenture.

(g) Each Depositary designated pursuant to Section 3.01 for a Global Security in registered form must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

(h) Members of, or participants in, the Depositary (“Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Security Custodian under such Global Security, and the Depositary may be treated by the Company, the Trustees, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustees, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Members, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Security. The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Members and Persons that may hold interests through Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(i) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in one of the forms provided for herein duly executed by the U.S. Trustee or by an Authenticating Agent by manual signature of an authorized signatory of the U.S. Trustee, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

Section 3.04 Temporary Securities.

(a) Pending the preparation of definitive Securities of any series, the Company may execute and, upon Company Order, the U.S. Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the Authorized Officers executing such temporary Securities may determine, as conclusively evidenced by their execution of such temporary Securities. Any such temporary Security may be in global form, representing all or a portion of the Outstanding Securities of such series. Every such temporary Security shall be executed by the Company and shall be authenticated and delivered by the U.S. Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Security or Securities in lieu of which it is issued.

(b) If temporary Securities of any series are issued, the Company shall cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of such temporary Securities at the office or agency maintained by the Company in a Place of Payment for such purposes provided in Section 6.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the U.S. Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and of like tenor. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

(c) Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Securities represented thereby pursuant to this Section 3.04 or Section 3.06, the temporary Global Security shall be endorsed by the U.S. Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

Section 3.05 Registrar and Paying Agent.

(a) The Company shall keep, at an office or agency to be maintained by it in a Place of Payment where Securities may be presented for registration or presented and surrendered for registration of transfer or of exchange, and where Securities of any series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable (the “Registrar”), a security register for the registration and the registration of transfer or of exchange of the Securities (the registers maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Register”), as in this Indenture provided, which Register shall at all reasonable times be open for inspection by the Trustee. Such Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars; the term “Registrar” includes any co-registrar.

(b) The Company shall enter into an appropriate agency agreement with any Registrar or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the U.S. Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar for any series, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 11.01. The Company or any Affiliate thereof may act as Registrar, co-Registrar or transfer agent.

(c) The Company hereby appoints the U.S. Trustee at its Corporate Trust Office as Registrar in connection with the Securities and this Indenture, until such time as another Person is appointed as such in replacement of the U.S. Trustee as such. No Person shall at any time be appointed as or act as Registrar unless such Person is at such time empowered under applicable law to act as such Registrar.

Section 3.06 Transfer and Exchange.

(a) Transfer.

(i) Upon surrender for registration of transfer of any Security of any series at the Registrar, the Company shall execute, and the U.S.Trustee or any Authenticating Agent shall authenticate and deliver, in the name of the designated transferee, one or more new Securities of the same series for like aggregate principal amount of any authorized denomination or denominations. The transfer of any Security shall not be valid as against the Company or the Trustees unless registered at the Registrar at the request of the Holder, or at the request of his, her or its attorney duly authorized in writing.

(ii) Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Securities represented thereby, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

(b) Exchange.

(i) At the option of the Holder, Securities of any series (other than a Global Security, except as set forth below) may be exchanged for other Securities of the same series for like aggregate principal amount of any authorized denomination or denominations, upon surrender of the Securities to be exchanged at the Registrar.

(ii) Whenever any Securities are so surrendered for exchange, the Company shall execute, and the U.S. Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

(c) Exchange of Global Securities for Individual Securities. Except as provided below, owners of beneficial interests in Global Securities shall not be entitled to receive individual Securities.

(i) Individual Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests if: (A) at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 3.03(g) and, in each case, a successor Depositary is not appointed by the Company within 90 days of such notice, or (B) the Company executes and delivers to the Trustees and the Registrar an Officer’s Certificate stating that such Global Security shall be so exchangeable.

In connection with the exchange of an entire Global Security for individual Securities pursuant to this subsection (c), such Global Security shall be deemed to be surrendered to the U.S. Trustee for cancellation, and the Company shall execute, and the U.S. Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series, shall authenticate and deliver to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of individual Securities of authorized denominations.

(ii) The owner of a beneficial interest in a Global Security shall be entitled to receive an individual Security in exchange for such interest if an Event of Default has occurred and is continuing. Upon receipt by the Security Custodian and Registrar of instructions from the Holder of a Global Security directing the Security Custodian and Registrar to (x) issue one or more individual Securities in the amounts specified to the owner of a beneficial interest in such Global Security and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Security, subject to the rules and regulations of the Depositary:

(A) the Security Custodian and Registrar shall notify the Company and the Trustees of such instructions, identifying the owner and amount of such beneficial interest in such Global Security;

(B) the Company shall promptly execute and the U.S. Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series, shall authenticate and deliver to such beneficial owner individual Securities in an equivalent amount to such beneficial interest in such Global Security; and

(C) the Security Custodian and Registrar shall decrease such Global Security by such amount in accordance with the foregoing. In the event that the individual Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such individual Securities, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 7.07, the right of any beneficial Holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial Holder’s Securities as if such individual Securities had been issued.

(iii) If specified by the Company pursuant to Section 3.01 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for individual Securities of such series on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the U.S. Trustee shall authenticate and deliver, without service charge,

(A) to each Person specified by such Depositary a new individual Security or Securities of the same series, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(B) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of individual Securities delivered to Holders thereof.

(iv) In any exchange provided for in clauses (i) through (iii), the Company shall execute and the U.S. Trustee shall authenticate and deliver individual Securities in registered form in authorized denominations.

(v) Upon the exchange in full of a Global Security for individual Securities, such Global Security shall be cancelled by the U.S. Trustee. Individual Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the U.S. Trustee in writing. The U.S. Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

(d) All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered for such registration of transfer or exchange.

(e) Every Security presented or surrendered for registration of transfer or exchange, or for payment shall (if so required by the Company, the Trustees or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, the Trustees and the Registrar, duly executed by the Holder thereof or by his, her or its attorney duly authorized in writing.

(f) No service charge shall be made for any registration of transfer or exchange of Securities. The Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than those expressly provided in this Indenture to be made at the Company’s own expense or without expense or charge to the Holders.

(g) The Company shall not be required to (i) register, transfer or exchange Securities of any series during a period beginning at the opening of business 15 calendar days before the day of the transmission of a notice of redemption of Securities of such series selected for redemption under Section 4.03 and ending at the close of business on the day of such transmission, or (ii) register, transfer or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(h) Prior to the due presentation for registration of transfer or exchange of any Security, the Company, the Trustees, the Paying Agent, the Registrar, any co-Registrar or any of their agents may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for all purposes whatsoever, and none of the Company, the Trustees, the Paying Agent, the Registrar, any co-Registrar or any of their agents shall be affected by any notice to the contrary.

(i) In case a successor Company (“Successor Company”) has executed an indenture supplemental hereto with the Trustee pursuant to Article XIV, any of the Securities authenticated or delivered pursuant to such transaction may, from time to time, at the request of the Successor Company, be exchanged for other Securities executed in the name of the Successor Company with such changes in phraseology and form as may be appropriate, but otherwise identical to the Securities surrendered for such exchange and of like principal amount; and the U.S. Trustee, upon Company Order of the Successor Company, shall authenticate and deliver Securities as specified in such Company Order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a Successor Company pursuant to this Section 3.06 in exchange or substitution for or upon registration of transfer of any Securities, such Successor Company, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

(j) Each Holder of a Security agrees to indemnify the Company and the Trustees against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities laws.

(k) The U.S. Trustee or Canadian Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(l) Neither the Trustees nor any agent of the Trustees shall have any responsibility for any actions taken or not taken by the Depositary.

Section 3.07 Mutilated, Destroyed, Lost and Stolen Securities.

(a) If (i) any mutilated Security is surrendered to the U.S. Trustee at its Corporate Trust Office or (ii) the Company and the U.S. Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustees security or indemnity satisfactory to them to save each of them and any Paying Agent harmless, and neither the Company nor the Trustees receives notice that such Security has been acquired by a protected purchaser, then the Company shall execute and upon Company Order the U.S. Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of the same series and of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding, and neither gain nor loss in interest shall result from such exchange or substitution.

(b) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay the amount due on such Security in accordance with its terms.

(c) Upon the issuance of any new Security under this Section 3.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

(d) Every new Security of any series issued pursuant to this Section shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

(e) The provisions of this Section 3.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.08 Payment of Interest; Interest Rights Preserved.

(a) Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest notwithstanding the cancellation of such Security upon any transfer or exchange subsequent to the Record Date. Payment of interest on Securities shall be made at the Corporate Trust Office (except as otherwise specified pursuant to Section 3.01) or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Trustees, by wire transfer to an account designated by the Holder.

(b) Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of his, her or its having been such a Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the U.S. Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the U.S. Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the U.S. Trustee of the notice of the proposed payment. The U.S. Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be delivered, in the case of Global Securities, in accordance with the Depositary’s policies and procedures, and in the case of individual Securities, by first-class postage prepaid, to the Holders of such Securities at their addresses as they appear in the Register, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been delivered as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii) The Company may make payment of any Defaulted Interest on Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed or of any automated quotation system on which any such Securities may be quoted, and upon such notice as may be required by such exchange or quotation system, as applicable, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c) Subject to the foregoing provisions in this Section 3.08, each Security delivered under this Indenture in exchange or substitution for, or upon registration of transfer of, any other Security shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.09 Cancellation. Unless otherwise specified pursuant to Section 3.01 for Securities of any series, all Securities surrendered for payment, redemption, registration of transfer or exchange or credit against any sinking fund or otherwise shall, if surrendered to any Person other than the U.S. Trustee, be delivered to the U.S. Trustee for cancellation and shall be promptly cancelled by it and, if surrendered to the U.S. Trustee, shall be promptly cancelled by it. The Company may at any time deliver to the U.S. Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the U.S. Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. The U.S. Trustee shall dispose of all cancelled Securities held by it in accordance with its then customary procedures, unless otherwise directed by a Company Order, and deliver a certificate of such disposal to the Company upon its written request therefor. The acquisition of any Securities by the Company shall not operate as a redemption or satisfaction of the Indebtedness represented thereby unless and until such Securities are surrendered to the U.S. Trustee for cancellation.

Section 3.10 Computation of Interest. Except as otherwise specified pursuant to Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months. For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which interest calculated under a Security for any period in any calendar year (the “calculation period”) is equivalent, is the rate payable under a Security in respect of the calculation period multiplied by a fraction the numerator of which is the actual number of days in such calendar year and the denominator of which is the actual number of days in the calculation period.

Section 3.11 Currency of Payments in Respect of Securities.

(a) The Company may provide pursuant to Section 3.01 for Securities of any series that (i) the obligation, if any, of the Company to pay the principal of, premium, if any, and interest on, the Securities of any series in a Foreign Currency or U.S. Dollars (the “Designated Currency”) as may be specified pursuant to Section 3.01 is of the essence and agrees that, to the fullest extent possible under applicable law, judgments in respect of such Securities shall be given in the Designated Currency; (ii) the obligation of the Company to make payments in the Designated Currency of the principal of and premium, if any, and interest on such Securities shall, notwithstanding any payment in any other Currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Designated Currency that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other Currency (after any premium and cost of exchange) on the business day in the country of issue of the Designated Currency or in the international banking community (in the case of a composite currency) immediately following the day on which such Holder receives such payment; (iii) if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Company shall pay such additional amounts as may be necessary to compensate for such shortfall; and (iv) any obligation of the Company not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect. Notwithstanding the foregoing, unless otherwise specified pursuant to Section 3.01 for Securities of any series, payment of the principal of, premium, if any, and interest on, Securities of such series shall be made in U.S. Dollars.

(b) If the principal of, premium, if any, or interest on any Security is payable in a Foreign Currency and such Currency is not available to the Company for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company shall be entitled to satisfy its obligations to Holders of the Securities by making such payment in U.S. Dollars in an amount equivalent of the amount payable in such other Currency at the Exchange Rate as determined pursuant to clause (d) below. Notwithstanding any provisions to the contrary herein, any payment made under such circumstances in U.S. Dollars where the required payment is in a Currency other than U.S. Dollars shall not constitute an Event of Default under this Indenture.

(c) For purposes of any provision of the Indenture where the Holders of Outstanding Securities may perform an action that requires that a specified percentage of the Outstanding Securities of all series perform such action and for purposes of any decision or determination by the Trustees of amounts due and unpaid for the principal of, premium, if any, and interest on, the Securities of all series in respect of which moneys are to be disbursed ratably, the principal of, premium, if any, and interest on, the Outstanding Securities denominated in a Foreign Currency shall be the amount in U.S. Dollars based upon the Exchange Rate as determined pursuant to clause (d) below (or as specified pursuant to Section 3.01, if applicable) for Securities of such series, as of the date for determining whether the Holders entitled to perform such action have performed it or as of the date of such decision or determination by the Trustees, as the case may be.

(d) Any decision or determination to be made regarding the Exchange Rate shall be made by the Company or an agent appointed by the Company (the Company, in such capacity, or such agent, the “Currency Determination Agent”); provided that such agent shall accept such appointment in writing and the terms of such appointment shall, in the opinion of the Company at the time of such appointment, require such agent to make such determination by a method consistent with the method provided pursuant to Section 3.01 for the making of such decision or determination. Unless otherwise specified pursuant to Section 3.01, “Exchange Rate” shall mean, for any Currency, the noon buying rate in New York City for wire transfers for such Currency as the applicable Exchange Rate, as such rate is reported or otherwise made available by the Federal Reserve Bank of New York on the date of such payment, or, if such rate is not then available, on the basis of the most recently available rate. All decisions and determinations of such agent regarding the Exchange Rate shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the U.S. Trustee and all Holders of the Securities.

Section 3.12 CUSIP Numbers. The Company in issuing any Securities may use CUSIP, ISIN or other similar numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption or exchange, as a convenience to Holders, with respect to such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other similar numbers.

ARTICLE IV

REDEMPTION OF SECURITIES

Section 4.01 Applicability of Right of Redemption. Redemption of Securities (other than pursuant to a sinking fund, amortization or analogous provision) permitted by the terms of any series of Securities shall be made (except as otherwise specified pursuant to Section 3.01 for Securities of any series) in accordance with this Article; provided, however, that if any such terms of a series of Securities shall conflict with any provision of this Article, the terms of such series shall govern.

Section 4.02 Selection of Securities to be Redeemed.

(a) If the Company shall at any time elect to redeem all or any portion of the Securities of a series then Outstanding, it shall at least 15 calendar days (or such shorter period acceptable to the Trustee) prior to the date the notice of redemption is to be delivered, notify the U.S. Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed, and in the case of Global Securities, the Securities to be redeemed shall be determined in accordance with the Depositary’s policies and procedures and in the case of individual Securities, shall be selected by the U.S. Trustee in writing pro rata, by lot or in such other manner as the Trustee shall deem appropriate (subject to the procedures of the Depositary) and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. In any case where more than one Security of such series is registered in the same name, the U.S. Trustee may treat the aggregate principal amount so registered as if it were represented by one Security of such series. The U.S. Trustee shall, as soon as practicable, notify the Company in writing of the Securities and portions of Securities so selected.

(b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed. If the Company shall so direct, Securities registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.

Section 4.03 Notice of Redemption.

(a) Notice of redemption shall be given by the Company or, at the Company’s request, by the U.S. Trustee in the name and at the expense of the Company, not less than 30 nor more than 60 calendar days prior to the Redemption Date, to the Holders of Securities of any series to be redeemed in whole or in part pursuant to this Article, in the case of Global Securities, in accordance with the Depositary’s policies and procedures and, in the case of individual Securities, in the manner provided in Section 16.04; provided that the U.S. Trustee be provided with the draft notice at least 15 days prior to sending such notice of redemption. Any notice given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Failure to give such notice, or any defect in such notice to the Holder of any Security of a series designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Security of such series.

(b) All notices of redemption shall identify the Securities to be redeemed (including CUSIP, ISIN or other similar numbers, if available) and shall state:

(i) such election by the Company to redeem Securities of such series pursuant to provisions contained in this Indenture or the terms of the Securities of such series in a Company Order, Officer’s Certificate or a supplemental indenture establishing such series, if such be the case;

(ii) the Redemption Date;

(iii) the Redemption Price;

(iv) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the Securities of such series to be redeemed;

(v) that on the Redemption Date the Redemption Price shall become due and payable upon each such Security to be redeemed, and that, if applicable, interest thereon shall cease to accrue on and after said date;

(vi) the Place or Places of Payment where such Securities are to be surrendered for payment of the Redemption Price; and

(vii) if applicable, that the redemption is for a sinking fund, if such is the case.

Section 4.04 Deposit of Redemption Price. On or prior to 11:00 a.m., New York City time, on the Redemption Date for any Securities, the Company shall deposit with the U.S. Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 6.03) an amount of money in the Currency in which such Securities are denominated (except as provided pursuant to Section 3.01) sufficient to pay the Redemption Price of such Securities or any portions thereof that are to be redeemed on that date.

Section 4.05 Securities Payable on Redemption Date. If notice of redemption has been given as above provided, any Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Company shall Default in the payment of the Redemption Price) such Securities shall cease to bear interest, and, except as provided in Section 12.07, such Securities shall cease from and after the Redemption Date to be entitled to any benefit or security under the Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the Redemption Price thereof and unpaid interest to the Redemption Date. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price; provided, however, that (unless otherwise provided pursuant to Section 3.01) installments of interest that have a Stated Maturity on or prior to the Redemption Date for such Securities shall be payable according to the terms of such Securities and the provisions of Section 3.08.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof shall, until paid or duly provided for, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 4.06 Securities Redeemed in Part. Any Security that is to be redeemed only in part shall be surrendered at the Corporate Trust Office or such other office or agency of the Company as is specified pursuant to Section 3.01 with, if the Company, the Registrar or the U.S. Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar and the U.S. Trustee duly executed by the Holder thereof or his, her or its attorney duly authorized in writing, and the Company shall execute, and the U.S. Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of the same series, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; provided that if a Global Security is so surrendered, the Company shall execute, and the U.S. Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered. In the case of a Security providing appropriate space for such notation, at the option of the Holder thereof, the U.S. Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.

ARTICLE V

SINKING FUNDS

Section 5.01 Applicability of Sinking Fund.

(a) Redemption of Securities permitted or required pursuant to a sinking fund for the retirement of Securities of a series by the terms of such series of Securities shall be made in accordance with such terms of such series of Securities and this Article, except as otherwise specified pursuant to Section 3.01 for Securities of such series; provided, however, that if any such terms of a series of Securities shall conflict with any provision of this Article, the terms of such series shall govern.

(b) The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “Mandatory Sinking Fund Payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “Optional Sinking Fund Payment.” If provided for by the terms of Securities of any series, the cash amount of any Mandatory Sinking Fund Payment may be subject to reduction as provided in Section 5.02.

Section 5.02 Mandatory Sinking Fund Obligation. The Company may, at its option, satisfy any Mandatory Sinking Fund Payment obligation, in whole or in part, with respect to a particular series of Securities by (a) delivering to the U.S. Trustee Securities of such series in transferable form theretofore purchased or otherwise acquired by the Company or redeemed at the election of the Company pursuant to Section 4.03 or (b) receiving credit for Securities of such series (not previously so credited) acquired by the Company and theretofore delivered to the U.S. Trustee. The U.S. Trustee shall credit such Mandatory Sinking Fund Payment obligation with an amount equal to the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such Mandatory Sinking Fund Payment shall be reduced accordingly. If the Company shall elect to so satisfy any Mandatory Sinking Fund Payment obligation, it shall deliver to the U.S. Trustee not less than 45 calendar days prior to the relevant sinking fund payment date a written notice signed on behalf of the Company by any of its Authorized Officers, which shall designate the Securities (and portions thereof, if any) so delivered or credited and which shall be accompanied by such Securities (to the extent not theretofore delivered) in transferable form. In case of the failure of the Company, at or before the time so required, to give such notice and deliver such Securities, the Mandatory Sinking Fund Payment obligation shall be paid entirely in moneys.

Section 5.03 Optional Redemption at Sinking Fund Redemption Price. In addition to the sinking fund requirements of Section 5.02, to the extent, if any, provided for by the terms of a particular series of Securities, the Company may, at its option, make an Optional Sinking Fund Payment with respect to such Securities. Unless otherwise provided by such terms, (a) to the extent that the right of the Company to make such Optional Sinking Fund Payment is not exercised in any year, it shall not be cumulative or carried forward to any subsequent year, and (b) such optional payment shall operate to reduce the amount of any Mandatory Sinking Fund Payment obligation as to Securities of the same series. If the Company intends to exercise its right to make such optional payment in any year, it shall deliver to the U.S. Trustee not less than 45 calendar days prior to the relevant sinking fund payment date a certificate signed by any of its Authorized Officers, stating that the Company shall exercise such optional right, and specifying the amount which the Company shall pay on or before the next succeeding sinking fund payment date. Such certificate shall also state that no Event of Default has occurred and is continuing.

Section 5.04 Application of Sinking Fund Payment.

(a) If the sinking fund payment or payments made in funds pursuant to either Section 5.02 or Section 5.03 with respect to a particular series of Securities plus any unused balance of any preceding sinking fund payments made in funds with respect to such series shall exceed $50,000 (or a lesser sum if the Company shall so request, or such equivalent sum for Securities denominated other than in U.S. Dollars), it shall be applied by the U.S. Trustee on the sinking fund payment date next following the date of such payment; provided that, if the date of such payment shall be a sinking fund payment date, such payment shall be applied on such sinking fund payment date to the redemption of Securities of such series at the Redemption Price specified pursuant to Section 4.03(b). Securities shall be selected in the manner provided in Section 4.02, for redemption on such sinking fund payment date, to enable a sufficient principal amount of Securities of such series to absorb said funds, as nearly as may be, and the U.S. Trustee shall, at the expense and in the name of the Company, thereupon cause notice of redemption, prepared by the Company, of the Securities to be given in substantially the manner provided in Section 4.03(a) for the redemption of Securities in part at the option of the Company, except that the notice of redemption shall also state that the Securities are being redeemed for the sinking fund. Any sinking fund moneys not so applied by the U.S. Trustee to the redemption of Securities of such series shall be added to the next sinking fund payment received in funds by the U.S. Trustee and, together with such payment, shall be applied in accordance with the provisions of this Section 5.04. Any and all sinking fund moneys held by the U.S. Trustee on the last sinking fund payment date with respect to Securities of such series, and not held for the payment or redemption of particular Securities of such series, shall be applied by the U.S. Trustee to the payment of the principal of the Securities of such series at Maturity.

(b) On or prior to each sinking fund payment date, the Company shall pay to the Trustee a sum equal to all interest accrued to but not including the date fixed for redemption on Securities to be redeemed on such sinking fund payment date pursuant to this Section 5.04.

(c) The U.S. Trustee shall not redeem any Securities of a series with sinking fund moneys or deliver any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a Default in payment of interest on any Securities of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) of which the U.S. Trustee has actual knowledge, except that if the notice of redemption of any Securities of such series shall theretofore have been delivered in accordance with the provisions hereof, the U.S. Trustee shall redeem such Securities if funds sufficient for that purpose shall be deposited with the U.S. Trustee in accordance with the terms of this Article. Except as above provided, any moneys in the sinking fund at the time any such Default or Event of Default shall occur and any moneys thereafter paid into the sinking fund shall, during the continuance of such Default or Event of Default, be held as security for the payment of all the Securities of such series; provided, however, that in case such Default or Event of Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date on which such moneys are required to be applied pursuant to the provisions of this Section 5.04.

ARTICLE VI

PARTICULAR COVENANTS OF THE COMPANY

The Company hereby covenants and agrees as follows:

Section 6.01 Payments of Principal, Premium and Interest. The Company, for the benefit of each series of Securities, shall duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on, each series of Securities, at the dates and place and in the manner provided in the Securities and in this Indenture.

Section 6.02 Maintenance of Office or Agency; Paying Agent.

(a) The Company shall maintain in each Place of Payment for any series of Securities, if any, an office or agency where Securities may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the U.S. Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the U.S. Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the U.S. Trustee, and the Company hereby appoints the U.S. Trustee as Paying Agent to receive all presentations, surrenders, notices and demands.

(b) The Company may also from time to time designate different or additional offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph. The Company shall give prompt written notice to the U.S. Trustee of any such additional designation or rescission of designation and of any change in the location of any such different or additional office or agency. The Company shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustees of the name and address of each such agent. The Company or any Affiliate thereof may act as Paying Agent.

Section 6.03 To Hold Payment in Trust.

(a) If the Company or an Affiliate thereof shall at any time act as Paying Agent with respect to any series of Securities, then, on or before the date on which the principal of and premium, if any, or interest on any of the Securities of that series by their terms or as a result of the calling thereof for redemption shall become payable, the Company or such Affiliate shall segregate and hold in trust for the benefit of the Holders of such Securities or the Trustees a sum sufficient to pay such principal and premium, if any, or interest which shall have so become payable until such sums shall be paid to such Holders or otherwise disposed of as herein provided, and shall notify the Trustees of its action or failure to act in that regard.

Upon any proceeding under any applicable Bankruptcy Law with respect to the Company or any Affiliate thereof, if the Company or such Affiliate is then acting as Paying Agent, the U.S. Trustee shall promptly replace the Company or such Affiliate as Paying Agent.

(b) If the Company shall appoint, and at the time have, a Paying Agent for the payment of the principal of and premium, if any, or interest on any series of Securities, then prior to 11:00 a.m., New York City time, on the date on which the principal of and premium, if any, or interest on any of the Securities of that series shall become payable as above provided, whether by their terms or as a result of the calling thereof for redemption, the Company shall deposit with such Paying Agent a sum sufficient to pay such principal and premium, if any, or interest, such sum to be held in trust for the benefit of the Holders of such Securities or the Trustees, and (unless such Paying Agent is the U.S. Trustee), the Company or any other obligor of such Securities shall promptly notify the Trustees of its payment or failure to make such payment.

(c) If the Paying Agent shall be other than the U.S. Trustee, the Company shall cause such Paying Agent to execute and deliver to the U.S. Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 6.03, that such Paying Agent shall:

(i) comply with the provisions of the Trust Indenture Act applicable to it as Paying Agent;

(ii) hold all moneys held by it for the payment of the principal of and premium, if any, or interest on the Securities of that series in trust for the benefit of the Holders of such Securities until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

(iii) give to the U.S. Trustee notice of any Default by the Company or any other obligor upon the Securities of that series in the making of any payment of the principal of and premium, if any, or interest on the Securities of that series; and

(iv) at any time during the continuance of any such Default, upon the written request of the Trustees, pay to the U.S. Trustee all sums so held in trust by such Paying Agent.

(d) Anything in this Section 6.03 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a release, satisfaction or discharge of this Indenture or for any other reason, pay or cause to be paid to the U.S. Trustee all sums held in trust by the Company or by any Paying Agent other than the U.S. Trustee as required by this Section 6.03, such sums to be held by the U.S. Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, upon such payment by a Paying Agent to the U.S. Trustee, such Paying Agent shall be released from all further liability with respect to such moneys.

(e) Any money deposited with the U.S. Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest on any Security of any series and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Company upon Company Order along with any interest that has accumulated thereon as a result of such money being invested at the direction of the Company (or, if then held by the Company, shall be discharged from such trust), and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment of such amounts without interest thereon, and all liability of the U.S. Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the U.S. Trustee or such Paying Agent before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language (or in an official language of the country of publication), customarily published on each Business Day and of general circulation in the City of New York (and in such other city or cities as may be specified in the applicable Securities), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 6.04 Merger, Consolidation and Sale of Assets. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities:

(a) The Company shall not consolidate with any other entity or accept a merger of any other entity into the Company or permit the Company to be merged into any other entity, or sell or lease all or substantially all of the Company’s assets to another entity, unless (i) either the Company shall be the continuing entity, or the successor, transferee or lessee entity (if other than the Company) is a corporation organized and validly existing under the laws of any U.S. or Canadian jurisdiction and shall expressly assume, by indenture supplemental hereto, executed and delivered by such entity prior to or simultaneously with such consolidation, merger, sale or lease, the due and punctual payment of the principal of, premium, if any, or interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all other obligations to the Holders and the Trustee under this Indenture or under the Securities to be performed or observed by the Company; and (ii) immediately after such consolidation, merger, sale or lease, the Company or the successor, transferee or lessee entity (if other than the Company) would not be in Default in the performance of any covenant or condition of this Indenture.

(b) Upon any consolidation with or merger into any other entity, or any sale, or any conveyance or lease, of all or substantially all of the assets of the Company in accordance with this Section 6.04, the successor entity formed by such consolidation or into or with which the Company is merged or to which the Company is sold or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor entity had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Company shall be relieved of all obligations and covenants under this Indenture and the Securities, and from time to time such entity may exercise each and every right and power of the Company under this Indenture, in the name of the Company, or in its own name; and any act or proceeding by any provision of this Indenture required or permitted to be done by the Board of Directors or any officer of the Company may be done with like force and effect by the like board of directors or officer of any entity that shall at the time be the successor of the Company hereunder. In the event of any such sale or conveyance, but not any such lease, the Company (or any successor entity which shall theretofore have become such in the manner described in this Section 6.04) shall be discharged from all obligations and covenants under this Indenture and the Securities and may thereupon be dissolved and liquidated.

Section 6.05 Compliance Certificate. The Company shall furnish to the U.S. Trustee annually, with a copy to the Canadian Trustee within 120 days after the end of each fiscal year of the Company, a brief certificate from the principal executive officer, principal financial officer, principal accounting officer or treasurer as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture (which compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture) and, in the event of any Default, specifying each such Default and the nature and status thereof of which such person may have knowledge. Such certificates need not comply with Section 16.01 of this Indenture.

Section 6.06 Conditional Waiver by Holders of Securities. Anything in this Indenture to the contrary notwithstanding, the Company may fail or omit in any particular instance to comply with a covenant or condition set forth herein with respect to any series of Securities if the Company shall have obtained and filed with the Trustees, prior to the time of such failure or omission, evidence (as provided in Article VIII) of the consent of the Holders of a majority in aggregate principal amount of the Securities of such series affected by such waiver and at the time Outstanding, either waiving such compliance in such instance or generally waiving compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, or impair any right consequent thereon and, until such waiver shall have become effective, the obligations of the Company and the duties of the Trustees in respect of any such covenant or condition shall remain in full force and effect.

Section 6.07 Statement by Officers as to Default. The Company shall deliver to the U.S. Trustee, with a copy to the Canadian Trustee, as soon as possible and in any event within 30 calendar days after the Company becomes aware of the occurrence of any Event of Default or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.

ARTICLE VII

REMEDIES OF TRUSTEES AND SECURITYHOLDERS

Section 7.01 Events of Default. Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term “Event of Default” as used in this Indenture with respect to Securities of any series shall mean one of the following described events unless it is either inapplicable to a particular series or it is specifically deleted or modified in the manner contemplated in Section 3.01:

(a) the failure of the Company to pay any installment of interest on any Security of such series when and as the same shall become payable, which failure shall have continued unremedied for a period of 30 calendar days;

(b) the failure of the Company to pay the principal of and premium, if any, on any Security of such series, when and as the same shall become payable, whether at Maturity as therein expressed, by call for redemption (otherwise than pursuant to a sinking fund), by declaration as authorized by this Indenture or otherwise;

(c) the failure of the Company to pay a sinking fund installment, if any, when and as the same shall become payable by the terms of a Security of such series, which failure shall have continued unremedied for a period of 30 calendar days;

(d) the failure of the Company, subject to the provisions of Section 6.06, to perform any covenants or agreements contained in this Indenture, including any indenture supplemental hereto pursuant to which the Securities of such series were issued as contemplated by Section 3.01 (other than a covenant or agreement which has been expressly included in this Indenture solely for the benefit of a series of Securities other than that series and other than a covenant or agreement a default in the performance of which is elsewhere in this Section 7.01 specifically addressed), which failure shall not have been remedied, or without provision deemed to be adequate for the remedying thereof having been made, for a period of 90 calendar days after written notice shall have been given to the Company by the Trustees or shall have been given to the Company and the Trustees by Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding, specifying such failure, requiring the Company to remedy the same and stating that such notice is a “Notice of Default” hereunder;

(e) the Company pursuant to or under or within the meaning of any Bankruptcy Law:

(i) commences a proceeding or makes an application seeking a Bankruptcy Order;

(ii) consents to the making of a Bankruptcy Order or the commencement of any proceeding or application seeking the making of a Bankruptcy Order against it;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors or files a proposal or notice of intention to make a proposal or other scheme of arrangement involving the rescheduling, reorganizing or compromise of its Indebtedness;

(v) files an assignment in bankruptcy; or

(vi) consents to the filing of an assignment in bankruptcy or the appointment of or taking possession by a Custodian;

(f) a court of competent jurisdiction in any involuntary case or proceeding makes a Bankruptcy Order against the Company, and such Bankruptcy Order remains unstayed and in effect for 90 consecutive days; or

(g) the occurrence of any other Event of Default with respect to Securities of such series as provided in Section 3.01.

Section 7.02 Acceleration; Rescission and Annulment.

(a) Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, if any one or more of the above-described Events of Default (other than an Event of Default specified in Section 7.01(e) or Section 7.01(f)) shall happen with respect to Securities of any series at the time Outstanding, then, and in each and every such case, during the continuance of any such Event of Default, the U.S. Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding may declare the principal (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of and all accrued but unpaid interest on all the Securities of such series then Outstanding to be due and payable immediately by a notice in writing to the Company (and to the U.S. Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 7.01(e) or Section 7.01(f) occurs and is continuing, then in every such case, the principal amount of all of the Securities of that series then Outstanding shall automatically, and without any declaration or any other action on the part of the U.S. Trustee or any Holder, become due and payable immediately. Upon payment of such amounts in the Currency in which such Securities are denominated (subject to Section 3.11 and except as otherwise provided pursuant to Section 3.01), all obligations of the Company in respect of the payment of principal of and interest on the Securities of such series shall terminate.

(b) At any time after such a declaration of acceleration with respect to the Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Event of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if:

(i) the Company has paid or deposited with the U.S. Trustee or Paying Agent a sum in the Currency in which such Securities are denominated (subject to Section 3.11 and except as otherwise provided pursuant to Section 3.01) sufficient to pay:

(A) all amounts owing to the U.S. Trustee and any predecessor trustee hereunder under Section 11.01(a) (provided, however, that all sums payable under this clause (A) shall be paid in U.S. Dollars);

(B) all arrears of interest, if any, upon all the Securities of such series (with interest, to the extent that interest thereon shall be legally enforceable, on any overdue installment of interest at the rate borne by such Securities at the rate or rates prescribed therefor in such Securities); and

(C) the principal of and premium, if any, on any Securities of such series that have become due otherwise than by such declaration of acceleration and interest thereon; and

(ii) every other Default and Event of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.06.

(c) No such rescission shall affect any subsequent default or impair any right consequent thereon.

(d) For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 7.03 Other Remedies. If the Company shall fail for a period of 30 calendar days to pay any installment of interest on the Securities of any series or shall fail to pay the principal of and premium, if any, on any of the Securities of such series when and as the same shall become due and payable, whether at Maturity, or by call for redemption (other than pursuant to the sinking fund), by declaration as authorized by this Indenture, or otherwise, or shall fail for a period of 30 calendar days to make any required sinking fund payment as to a series of Securities, then, upon demand of the Trustees, the Company shall pay to the Paying Agent, for the benefit of the Holders of Securities of such series then Outstanding, the whole amount which then shall have become due and payable on all the Securities of such series, with interest on the overdue principal and premium, if any, and (so far as the same may be legally enforceable) on the overdue installments of interest at the rate borne by the Securities of such series, and all amounts owing the Trustees and any predecessor trustee hereunder under Section 11.01(a).

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustees, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon the Securities of such series, and collect the moneys adjudged or decreed to be payable out of the property of the Company or any other obligor upon the Securities of such series, wherever situated, in the manner provided by law. Every recovery of judgment in any such action or other proceeding, subject to the payment to the Trustees of all amounts owing the Trustees and any predecessor trustee hereunder under Section 11.01(a), shall be for the ratable benefit of the Holders of such series of Securities which shall be the subject of such action or proceeding. All rights of action upon or under any of the Securities or this Indenture may be enforced by the Trustees without the possession of any of the Securities and without the production of any thereof at any trial or any proceeding relative thereto.

Section 7.04 Trustees as Attorney-in-Fact. Each of the Trustees are hereby appointed, and each and every Holder of the Securities, by receiving and holding the same, shall be conclusively deemed to have appointed the Trustees, the true and lawful attorney-in-fact of such Holder, with authority to make or file (whether or not the Company shall be in Default in respect of the payment of the principal of, or interest on, any of the Securities), in its own name and as trustee of an express trust or otherwise as it shall deem advisable, in any receivership, insolvency, liquidation, bankruptcy, reorganization or other judicial proceeding relative to the Company or any other obligor upon the Securities or to their respective creditors or property, any and all claims, proofs of claim, proofs of debt, petitions, consents, other papers and documents and amendments of any thereof, as may be necessary or advisable in order to have the claims of the Trustees and any predecessor trustee hereunder and of the Holders of the Securities allowed in any such proceeding and to collect and receive any moneys or other property payable or deliverable on any such claim, and to execute and deliver any and all other papers and documents and to do and perform any and all other acts and things, as it may deem necessary or advisable in order to enforce in any such proceeding any of the claims of the Trustees and any predecessor trustee hereunder and of any of such Holders in respect of any of the Securities; and any receiver, assignee, trustee, custodian or debtor in any such proceeding is hereby authorized, and each and every Holder of the Securities, by receiving and holding the same, shall be conclusively deemed to have authorized any such receiver, assignee, trustee, custodian or debtor, to make any such payment or delivery only to or on the order of the Trustees, and to pay to the Trustees any amount due it and any predecessor trustee hereunder under Section 11.01(a); provided, however, that nothing herein contained shall be deemed to authorize or empower the Trustees to consent to or accept or adopt, on behalf of any Holder of Securities, any plan of reorganization or readjustment affecting the Securities or the rights of any Holder thereof, or to authorize or empower the Trustees to vote in respect of the claim of any Holder of any Securities in any such proceeding. In no event shall the foregoing attorney-in-fact authorization be construed as imposing any duty or obligation on the Trustees.

Section 7.05 Priorities. Any moneys or properties collected by the U.S. Trustee, or, after an Event of Default, any moneys or other property distributable in respect of the Company’s obligations under this Indenture, in either case with respect to a series of Securities under this Article VII shall be applied in the order following, at the date or dates fixed by the U.S. Trustee for the distribution of such moneys or properties and, in the case of the distribution of such moneys or properties on account of the Securities of any series, upon presentation of the Securities of such series, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First: To the payment of all amounts due to each of the Trustees and any predecessor trustee under Section 11.01(a).

Second: In case the principal of the Outstanding Securities of such series shall not have become due and be unpaid, to the payment of interest on the Securities of such series, in the chronological order of the Maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the U.S. Trustee) upon the overdue installments of interest at the rate borne by such Securities, such payments to be made ratably to the Persons entitled thereto.

Third: In case the principal of the Outstanding Securities of such series shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Securities of such series for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the U.S. Trustee) upon overdue installments of interest at the rate borne by the Securities of such series, and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Securities of such series, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest.

Fourth: Any surplus then remaining shall be paid to the Company, its successors or assigns, or to whomsoever may be determined by a court of competent jurisdiction to be so entitled.

Section 7.06 Control by Securityholders; Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities of any series at the time Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustees hereunder, or of exercising any trust or power hereby conferred upon the Trustees with respect to the Securities of such series; provided, however, that, subject to the provisions of Section 11.02, the Trustees shall have the right to decline to follow any such direction if the Trustees being advised by counsel determines that the action so directed may not lawfully be taken or would involve the Trustees in personal liability. Prior to any declaration accelerating the Maturity of the Securities of any series, the Holders of a majority in aggregate principal amount of such series of Securities at the time Outstanding may on behalf of the Holders of all of the Securities of such series waive any past Default or Event of Default hereunder and its consequences except a Default in the payment of interest or any premium on or the principal of the Securities of such series or a Default in respect of a covenant or provision that under Section 14.02 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. Upon any such waiver, the Company, the Trustees and the Holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; provided that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 7.06, said Default or Event of Default shall for all purposes of the Securities of such series and this Indenture be deemed to have been cured and to be not continuing.

Section 7.07 Limitation on Suits. No Holder of any Security of any series shall have any right to institute any action, suit or proceeding at law or in equity for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, in each case with respect to an Event of Default with respect to such series of Securities, unless (i) such Holder previously shall have given to the U.S. Trustee written notice with a copy to the Canadian Trustee of one or more of the Events of Default herein specified with respect to such series of Securities, (ii) the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding shall have requested the U.S. Trustee in writing to take action in respect of the matter complained of, (iii) there shall have been offered to the U.S. Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and (iv) the U.S. Trustee, for 60 calendar days after receipt of such notification, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and such notification, request and offer of indemnity are hereby declared in every such case to be conditions precedent to any such action, suit or proceeding by any Holder of any Security of such series; it being understood and intended that no one or more of the Holders of Securities of such series shall have any right in any manner whatsoever by his, her, its or their action to enforce any right hereunder, except in the manner herein provided, and that every action, suit or proceeding at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Holders of the Outstanding Securities of such series; provided, however, that nothing in this Indenture or in the Securities of such series shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, the Securities of such series to the respective Holders of such Securities at the respective due dates in such Securities stated, or affect or impair the right, which is also absolute and unconditional, of such Holders to institute suit to enforce the payment thereof.

Section 7.08 Undertaking for Costs. All parties to this Indenture and each Holder of any Security, by such Holder’s acceptance thereof, shall be deemed to have agreed that any court may in its discretion require, in any action, suit or proceeding for the enforcement of any right or remedy under this Indenture, or in any action, suit or proceeding against the Trustees for any action taken or omitted by it as Trustees, the filing by any party litigant in such action, suit or proceeding of an undertaking to pay the costs of such action, suit or proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such action, suit or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 7.08 shall not apply to any action, suit or proceeding instituted by the Trustees, to any action, suit or proceeding instituted by any one or more Holders of Securities holding in the aggregate more than 10% in principal amount of the Securities of any series Outstanding, or to any action, suit or proceeding instituted by any Holder of Securities of any series for the enforcement of the payment of the principal of, premium, if any, or the interest on, any of the Securities of such series, on or after the respective due dates expressed in such Securities.

Section 7.09 Remedies Cumulative; Delay or Omission Not Waiver. No remedy herein conferred upon or reserved to the Trustees or to the Holders of Securities of any series is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Trustees or of any Holder of the Securities of any series to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every power and remedy given by this Article VII to the Trustees and to the Holders of Securities of any series, respectively, may be exercised from time to time and as often as may be deemed expedient by the Trustees or by the Holders of Securities of such series, as the case may be. In case the Trustees or any Holder of Securities of any series shall have proceeded to enforce any right under this Indenture and the proceedings for the enforcement thereof shall have been discontinued or abandoned because of waiver or for any other reason, or shall have been adjudicated adversely to the Trustees or to such Holder of Securities, then and in every such case, subject to any determinations in such proceedings, the Company, the Trustees and the Holders of the Securities of such series shall severally and respectively be restored to their former positions and rights hereunder, and thereafter all rights, remedies and powers of the Trustees and the Holders of the Securities of such series shall continue as though no such proceedings had been taken, except as to any matters so waived or adjudicated.

ARTICLE VIII

CONCERNING THE SECURITYHOLDERS

Section 8.01 Evidence of Action of Securityholders. Whenever in this Indenture it is provided that the Holders of a specified percentage or a majority in aggregate principal amount of the Securities or of any series of Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage or majority have joined therein may be evidenced by (a) any instrument or any number of instruments of similar tenor executed by Securityholders in person, by an agent or by a proxy appointed in writing, including through an electronic system for tabulating consents operated by the Depositary for such series or otherwise (such action becoming effective, except as herein otherwise expressly provided, when such instruments or evidence of electronic consents are delivered to the U.S. Trustee with copy to the Canadian Trustee and, where it is hereby expressly required, to the Company), or (b) by the record of the Holders of Securities voting in favor thereof at any meeting of Securityholders duly called and held in accordance with the provisions of Article IX, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Securityholders.

Section 8.02 Proof of Execution or Holding of Securities. Proof of the execution of any instrument by a Securityholder or his, her or its agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(a) The fact and date of the execution by any Person of any such instrument may be proved (i) by the certificate of any notary public or other officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments or proof of deeds to be recorded within such jurisdiction, that the Person who signed such instrument did acknowledge before such notary public or other officer the execution thereof, or (ii) by the affidavit of a witness of such execution sworn to before any such notary or other officer. Where such execution is by a Person acting in other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

(b) The ownership of Securities of any series shall be proved by the Register of such Securities or by a certificate of the Registrar for such series.

(c) The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

(d) The Trustees may require such additional proof of any matter referred to in this Section 8.02 as it shall deem appropriate or necessary, so long as the request is a reasonable one.

(e) If the Company shall solicit from the Holders of Securities of any series any action, the Company may, at its option fix in advance a record date for the determination of Holders of Securities entitled to take such action, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company’s discretion. If such a record date is fixed, such action may be sought or given before or after the record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be Holders of Securities for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities of such series have authorized or agreed or consented to such action, and for that purpose the Outstanding Securities of such series shall be computed as of such record date.

Section 8.03 Persons Deemed Owners.

(a) The Company, the Trustees and any agent of the Company or the Trustees may treat the Person in whose name any Security is registered in the Register as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.08) interest, if any, on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustees nor any agent of the Company or the Trustees shall be affected by notice to the contrary. All payments made to any Holder, or upon his, her or its order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys payable upon such Security.

(b) None of the Company, the Trustees, any Paying Agent or the Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 8.04 Effect of Consents. After an amendment, supplement, waiver or other action becomes effective as to any series of Securities, a consent to it by a Holder of such series of Securities is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Securities or portion thereof, and of any Security issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Security. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

ARTICLE IX

SECURITYHOLDERS’ MEETINGS

Section 9.01 Purposes of Meetings. A meeting of Securityholders of any or all series may be called at any time and from time to time pursuant to the provisions of this Article IX for any of the following purposes:

(a) to give any notice to the Company or to the Trustees, or to give any directions to the Trustees, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article VIII;

(b) to remove a Trustee and nominate a successor trustee or trustees, as applicable, pursuant to the provisions of Article XI;

(c) to consent to the execution of an Indenture or of indentures supplemental hereto pursuant to the provisions of Section 14.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities of any one or more or all series, as the case may be, under any other provision of this Indenture or under applicable law.

Section 9.02 Call of Meetings by U.S. Trustee. The U.S.Trustee may at any time call a meeting of all Securityholders of all series that may be affected by the action proposed to be taken, to take any action specified in Section 9.01, to be held at such time and at such place as the U.S. Trustee shall determine. Notice of every meeting of the Securityholders of a series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be delivered to Holders of Securities of such series at their addresses as they shall appear on the Register. Such notice shall be delivered not less than 20 nor more than 90 calendar days prior to the date fixed for the meeting.

Section 9.03 Call of Meetings by Company or Securityholders. In case at any time the Company or the Holders of at least 25% in aggregate principal amount of the Securities of a series (or of all series, as the case may be) then Outstanding that may be affected by the action proposed to be taken shall have requested the Trustees to call a meeting of Securityholders of such series (or of all series), by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the U.S. Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Securityholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04 Qualifications for Voting. To be entitled to vote at any meeting of Securityholders, a Person shall (a) be a Holder of one or more Securities affected by the action proposed to be taken at the meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more such Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the U.S. Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05 Regulation of Meetings.

(a) Notwithstanding any other provisions of this Indenture, the U.S. Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem fit.

(b) The U.S. Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 9.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chair. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

(c) At any meeting of Securityholders of a series, each Securityholder of such series of such Securityholder’s proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such series Outstanding held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities of such series held by him or her or instruments in writing as aforesaid duly designating him or her as the Person to vote on behalf of other Securityholders. At any meeting of the Securityholders duly called pursuant to the provisions of Section 9.02 or Section 9.03, the presence of Persons holding or representing Securities in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum, and any such meeting may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06 Voting. The vote upon any resolution submitted to any meeting of Securityholders of a series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts of the Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the principal amounts of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the U.S. Trustee to be preserved by the U.S. Trustee.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07 No Delay of Rights by Meeting. Nothing contained in this Article IX shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders of any series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the U.S. Trustee or to the Securityholders of such series under any of the provisions of this Indenture or of the Securities of such series.

ARTICLE X

REPORTS BY THE COMPANY AND THE U.S. TRUSTEE AND SECURITYHOLDERS’ LISTS

Section 10.01 Reports by U.S. Trustee.

(a) So long as any Securities are Outstanding, the U.S. Trustee shall transmit to Holders such reports concerning the U.S. Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided therein. If required by section 313(a) of the TIA, the U.S. Trustee shall, within 60 calendar days after each ____________, following the date of this Indenture deliver to Holders a brief report, dated as of such _____________, which complies with the provisions of such Section 313(a), beginning in ______, 20__.

(b) The U.S. Trustee shall, at the time of the transmission to the Holders of Securities of any report pursuant to the provisions of this Section 10.01, file a copy of such report with each securities exchange upon which the Securities are listed or each automated quotation system on which the Securities are quoted, if any, and also with the SEC in respect of a Security listed and registered on a national securities exchange or automated quotation system, if any. The Company agrees to notify the U.S. Trustee in writing when, as and if the Securities become listed or delisted on any securities exchange or admitted to trading on any automated quotation system and of any delisting thereof.

The Company shall reimburse the U.S. Trustee for all expenses incurred in the preparation and transmission of any report pursuant to the provisions of this Section 10.01 and of Section 10.02.

Section 10.02 Reports by the Company. The Company shall file with the U.S. Trustee and the SEC, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that, any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the U.S. Trustee within 30 calendar days after the same is filed with the SEC; provided further that the filing of the reports specified in Section 13 or 15(d) of the Exchange Act by an entity that is the direct or indirect parent of the Company shall satisfy the requirements of this Section 10.02 so long as such entity is an obligor or guarantor on the Securities; provided further that the reports of such entity shall not be required to include condensed consolidating financial information for the Company in a footnote to the financial statements of such entity.

Delivery of such reports, information and documents to the U.S. Trustee is for informational purposes only and the U.S. Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the U.S. Trustee is entitled to rely exclusively on Officer’s Certificates). It is expressly understood that materials transmitted electronically by the Company to the U.S. Trustee or filed pursuant to the SEC’s EDGAR system (or any successor electronic filing system) shall be deemed filed with the Trustee and transmitted to Holders for purposes of this Section 10.02.

Section 10.03 Securityholders’ Lists. The Company covenants and agrees that it shall furnish or cause to be furnished to the U.S. Trustee:

(a) semi-annually, within 15 calendar days after each Record Date, but in any event not less frequently than semi-annually, a list in such form as the U.S. Trustee may reasonably require of the names and addresses of the Holders of Securities to which such Record Date applies, as of such Record Date, and

(b) at such other times as the U.S. Trustee may request in writing, within 30 calendar days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 calendar days prior to the time such list is furnished;

provided, however, that so long as the U.S. Trustee shall be the Registrar, such lists shall not be required to be furnished.

ARTICLE XI

CONCERNING THE TRUSTEE

Section 11.01 Rights of Trustees; Compensation and Indemnity. The Trustees accepts the trusts created by this Indenture upon the terms and conditions hereof, including the following, to all of which the parties hereto and the Holders from time to time of the Securities agree:

(a) Each of the Trustees shall be entitled to such compensation as the Company and each of the Trustees shall from time to time agree in writing for all services rendered by it hereunder (including in any agent capacity in which it acts). The compensation of each of the Trustees shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. The Company shall reimburse each of the Trustees promptly upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by each of the Trustees (including the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance caused by its own negligence or willful misconduct.

The Company also agrees to indemnify each of the Trustees and any predecessor trustees hereunder for, and to hold it harmless against, any and all loss, liability, damage, claim, or expense incurred without its own negligence or willful misconduct, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its duties (including in any agent capacity in which it acts), as well as the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except those caused by its own negligence or willful misconduct. The U.S. Trustee or Canadian Trustee as applicable shall notify the Company promptly of any claim for which it may seek indemnity; provided, however, that the failure to so notify the Company shall not affect the obligations of the Company hereunder to indemnity. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

As security for the performance of the obligations of the Company under this Section 11.01(a), the applicable Trustee shall have a lien upon all property and funds held or collected by such Trustee as such, except funds held in trust by such Trustee to pay principal of and interest on any Securities. Notwithstanding any provisions of this Indenture to the contrary, the obligations of the Company to compensate and indemnify each of the Trustees under this Section 11.01(a) shall survive the resignation or removal of the Trustees, any satisfaction and discharge under Article XII , the payment of any Securities and the termination of this Indenture for any reason. In addition to and without prejudice to its other rights hereunder, when the Trustees incurs expenses or renders services after an Event of Default specified in clause (e) or (f) of Section 7.01 occurs, the expenses and compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

(b) The Trustees may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by its agents and attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(c) The Trustees shall not be responsible in any manner whatsoever for the correctness of the recitals herein or in the Securities (except its certificates of authentication thereon) contained, all of which are made solely by the Company; and the Trustees shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture or of the Securities (except its certificates of authentication thereon), and the Trustees make no representation with respect thereto, except that the U.S. Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustees shall not be accountable for the use or application by the Company of any Securities, or the proceeds of any Securities.

(d) Each of the Trustees may consult with counsel of its selection, and, subject to Section 11.02, the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by each of the Trustees hereunder in reliance thereon.

(e) The Trustee, subject to Section 11.02, may rely upon the certificate of the Secretary or one of the Assistant Secretaries of the Company as to the adoption of any Board Resolution or resolution of the stockholders of the Company, and any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by, and whenever in the administration of this Indenture each of the Trustees shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may rely upon, an Officer’s Certificate of the Company (unless other evidence in respect thereof be herein specifically prescribed).

(f) Subject to Section 11.04, the U.S. Trustee or any agent of the U.S. Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the TIA, may otherwise deal with the Company with the same rights it would have had if it were not the U.S. Trustee or such agent.

(g) Money held by the Trustees in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustees shall be under no liability for interest on or investment of any money received by it hereunder except as otherwise agreed in writing with the Company.

(h) Any action taken by either of the Trustees pursuant to any provision hereof at the request or with the consent of any Person who at the time is the Holder of any Security shall be conclusive and binding in respect of such Security upon all future Holders thereof or of any Security or Securities which may be issued for or in lieu thereof in whole or in part, whether or not such Security shall have noted thereon the fact that such request or consent had been made or given.

(i) Each of the Trustees may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(j) Each of the Trustees shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Securities, pursuant to any provision of this Indenture, unless one or more of the Holders of the Securities shall have offered each of the Trustees, as applicable, security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by it therein or thereby.

(k) Each of the Trustees shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within its discretion or within the rights or powers conferred upon it by this Indenture.

(l) The Trustees shall not be deemed to have knowledge or be charged with notice of any Default or Event of Default with respect to any Securities unless a Responsible Officer of the U.S. Trustee has actual knowledge thereof or unless the Holders of not less than 25% of the Outstanding Securities notify the U.S. Trustee thereof by a written notice to the U.S. Trustee that is received by the U.S. Trustee at its Corporate Trust Office and such notice references such Securities and this Indenture.

(m) The Trustees shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document; provided, however, that the Trustees, may, but shall not be required to, make further inquiry or investigation into such facts or matters as it may see fit at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(n) The rights, privileges, protections, immunities and benefits given to each of the Trustees, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each of the Trustees in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder.

(o) In no event shall either of the Trustees be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether either of the Trustees, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.

(p) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(q) The permissive right of each of the Trustees to take or refrain from taking action hereunder shall not be construed as a duty.

Section 11.02 Duties of Trustees.

(a) If one or more of the Events of Default specified in Section 7.01 with respect to the Securities of any series shall have happened, then, during the continuance thereof, the U.S. Trustee shall, with respect to such Securities, exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Unless and until an Event of Default specified in Section 7.01 with respect to the Securities of any series shall have happened which at the time is continuing,

(i) the Trustees undertake to perform such duties and only such duties with respect to the Securities of that series as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture against each of the Trustees, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and

(ii) the Trustees may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon certificates and opinions furnished to it pursuant to the express provisions of this Indenture; provided that, in the case of any such certificates or opinions which, by the provisions of this Indenture, are specifically required to be furnished to the Trustees, the Trustees shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c) The U.S. Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 11.02;

(2) the U.S. Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer of the U.S. Trustee, unless it is proved that the U.S. Trustee was negligent in ascertaining the pertinent facts;

(3) the U.S. Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06 hereof; and

(4) no provision of this Indenture will require the U.S. Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder. The U.S. Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the U.S. Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the U.S. Trustee is subject to paragraphs (a), (b), and (c) of this Section 11.02. Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Canadian Trustee is subject to paragraphs (b) and (g) of this Section 11.02.

(e) The U.S. Trustee will not be liable for interest on any money received by it except as the U.S. Trustee may agree in writing with the Company. Money held in trust by the U.S. Trustee need not be segregated from other funds except to the extent required by law. The U.S. Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder. The permissive rights or powers of either of the Trustees to do things enumerated in this Indenture shall not be construed as a duty of the U.S. Trustee or the Canadian Trustee, as applicable.

(f) The Canadian Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) the Canadian Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer of the Canadian Trustee, unless it is proved that the Canadian Trustee was negligent in ascertaining the pertinent facts;

(2) the Canadian Trustee will not be liable with respect to any action it takes or omits to take in good faith in reliance upon a specific instruction of the Company delivered with an Officer’s Certificate or an opinion of counsel or both; and

(3) no provision of this Indenture will require the Canadian Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder. The Canadian Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Canadian Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Section 11.03 Notice of Defaults. Within 90 calendar days after the occurrence thereof and if a Trustee has actual knowledge of such Default or Event of Default, such Trustee shall give to the Holders of the Securities of a series notice of each Default or Event of Default with respect to the Securities of such series known to such Trustee, by transmitting such notice to Holders at their addresses as the same shall then appear on the Register, unless such Default shall have been cured or waived before the giving of such notice (the term “Default” being hereby defined to be the events specified in Section 7.01, which are, or after notice or lapse of time or both would become, Events of Default as defined in said Section). Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on, any of the Securities of such series when and as the same shall become payable, or to make any sinking fund payment as to Securities of the same series, each of the Trustees shall be protected in withholding such notice, if and so long as a Responsible Officer or Responsible Officers of each of the Trustees in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities of such series.

Section 11.04 Eligibility; Disqualification.

(a) The U.S. Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The U.S. Trustee shall have a combined capital and surplus of at least $15 million as set forth in its most recent published annual report of condition, and shall have a Corporate Trust Office. If at any time the U.S. Trustee shall cease to be eligible in accordance with the provisions of this Section 11.04, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

(b) The U.S. Trustee shall comply with Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(i) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are Outstanding if the requirements for such exclusion set forth in Section 310(b)(i) of the TIA are met. If the U.S. Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the TIA, the U.S. Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. If Section 310(b) of the TIA is amended any time after the date of this Indenture to change the circumstances under which a U.S. Trustee shall be deemed to have a conflicting interest with respect to the Securities of any series or to change any of the definitions in connection therewith, this Section 11.04 shall be automatically amended to incorporate such changes.

Section 11.05 Resignation and Notice; Removal. A Trustee, or any successor to it hereafter appointed, may at any time resign and be discharged of the trusts hereby created with respect to any one or more or all series of Securities by giving to the Company notice in writing. Such resignation shall take effect upon the appointment of a successor Trustee and the acceptance of such appointment by such successor Trustee. Any Trustee hereunder may be removed with respect to any series of Securities at any time by the filing with such Trustee and the delivery to the Company of an instrument or instruments in writing signed by the Holders of a majority in principal amount of the Securities of such series then Outstanding, specifying such removal and the date when it shall become effective.

If at any time:

(1) the U.S. Trustee shall fail to comply with the provisions of Section 310(b) of the TIA after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) a Trustee shall cease to be eligible under Section 11.04 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3) a Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of such Trustee or of its property shall be appointed or any public officer shall take charge or control of such Trustee or of its property or affairs, as applicable, for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by written notice to the applicable Trustees may remove such Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to Section 315(e) of the TIA, any Securityholder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the applicable Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

Upon its resignation or removal, any Trustee shall be entitled to the payment of reasonable compensation for the services rendered hereunder by such Trustee and to the payment of all reasonable expenses incurred hereunder and all moneys then due to it hereunder. The Trustee’s rights to indemnification and its lien provided in Section 11.01(a) shall survive its resignation or removal, the satisfaction and discharge of this Indenture and the termination of this Indenture for any reason.

Section 11.06 Successor Trustees by Appointment.

(a) In case at any time either of the Trustees shall resign, or shall be removed (unless such Trustee shall be removed as provided in Section 11.04(b), in which event the vacancy shall be filled as provided in Section 11.04(b)), or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation with respect to the Securities of one or more series, a successor Trustee with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any series) may be appointed by the Holders of a majority in aggregate principal amount of the Securities of that or those series then Outstanding, by an instrument or instruments in writing signed in duplicate by such Holders and filed, one original thereof with the Company and the other with the successor Trustee; provided that, until a successor Trustee shall have been so appointed by the Holders of Securities of that or those series as herein authorized, the Company, or, in case all or substantially all the assets of the Company shall be in the possession of one or more custodians or receivers lawfully appointed, or of trustees in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of applicable Bankruptcy Laws), or of assignees for the benefit of creditors, such receivers, custodians, trustees or assignees, as the case may be, by an instrument in writing, shall appoint a successor Trustee with respect to the Securities of such series. Subject to the provisions of Sections 11.04 and 11.05, upon the appointment as above provided of a successor Trustee with respect to the Securities of any series and the payment of the outstanding fees and expenses of the predecessor trustee, provided an invoice evidencing such outstanding fees is delivered to the Company prior to resignation, the Trustee with respect to the Securities of such series shall cease to be Trustee hereunder. After any such appointment other than by the Holders of Securities of that or those series, the Person making such appointment shall forthwith cause notice thereof to be delivered to the Holders of Securities of such series at their addresses as the same shall then appear on the Register but any successor Trustee with respect to the Securities of such series so appointed shall, immediately and without further act, be superseded by a successor Trustee appointed by the Holders of Securities of such series in the manner above prescribed, if such appointment be made prior to the expiration of one year from the date of the delivery of such notice by the Company, or by such receivers, trustees or assignees.

(b) If any Trustee with respect to the Securities of one or more series shall resign or be removed and a successor Trustee shall not have been appointed by the Company or by the Holders of the Securities of such series or, if any successor Trustee so appointed shall not have accepted its appointment within 30 calendar days after such appointment shall have been made, the resigning Trustee at the expense of the Company may apply to any court of competent jurisdiction for the appointment of a successor Trustee. If in any other case a successor Trustee shall not be appointed pursuant to the foregoing provisions of this Section 11.06 within three months after such appointment might have been made hereunder, the Holder of any Security of the applicable series or any retiring Trustee at the expense of the Company may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, in any such case, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

(c) Any successor Trustee appointed hereunder with respect to the Securities of one or more series shall execute, acknowledge and deliver to its predecessor Trustee and to the Company, or to the receivers, trustees, assignees or court appointing it, as the case may be, an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations with respect to such series of such predecessor Trustee with like effect as if originally named as Trustee hereunder, and such predecessor Trustee, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to pay over, and such successor Trustee shall be entitled to receive, all moneys and properties held by such predecessor Trustee as Trustee hereunder, subject nevertheless to its lien provided for in Section 11.01(a). Nevertheless, on the written request of the Company or of the successor Trustee or of the Holders of at least 10% in aggregate principal amount of the Securities of such series then Outstanding, such predecessor Trustee, upon payment of its said charges and disbursements, shall execute and deliver an instrument (in form and substance reasonably satisfactory to the predecessor trustee) transferring to such successor Trustee upon the trusts herein expressed all the rights, powers and trusts of such predecessor Trustee and shall assign, transfer and deliver to the successor Trustee all moneys and properties held by such predecessor Trustee, subject nevertheless to its lien provided for in Section 11.01(a); and, upon request of any such successor Trustee and the Company shall make, execute, acknowledge and deliver any and all instruments (in form and substance reasonably satisfactory to the predecessor trustee) in writing for more fully and effectually vesting in and confirming to such successor Trustee all such authority, rights, powers, trusts, immunities, duties and obligations.

Section 11.07 Successor Trustee by Merger. Any Person into which either of the Trustees or any successor to either of them, as applicable, in the trusts created by this Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which either of the Trustees or any such successor to it shall be a party, or any Person to which the Trustees or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustees, shall be a successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article. In case at the time such successor to either Trustee shall succeed to the trusts created by this Indenture with respect to one or more series of Securities, any of such Securities shall have been authenticated but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to such Trustee may authenticate such Securities either in the name of any predecessor Trustee hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 11.08 Right to Rely on Officer’s Certificate. Subject to Section 11.02, and subject to the provisions of Section 16.01 with respect to the certificates required thereby, whenever in the administration of the provisions of this Indenture the Trustees shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on the part of the Trustees, be deemed to be conclusively proved and established by an Officer’s Certificate with respect thereto delivered to the Trustees, and such Officer’s Certificate, in the absence of bad faith or willful misconduct on the part of the Trustees, shall be full warrant to the Trustees for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 11.09 Appointment of Authenticating Agent. The U.S. Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities, and the U.S. Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent shall serve. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the U.S. Trustee may do so. Each reference in this Indenture to authentication by the U.S. Trustee includes authentication by the Authenticating Agent. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the U.S. Trustee hereunder.

Each Authenticating Agent shall at all times be a corporation organized and doing business and in good standing under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50 million and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Article XI, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Article XI, it shall resign immediately in the manner and with the effect specified in this Article XI.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Article XI, without the execution or filing of any paper or any further act on the part of the U.S. Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the U.S. Trustee and to the Company. The U.S. Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 11.09, the U.S. Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent shall serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 11.09.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 11.09.

Section 11.10 Communications by Securityholders with Other Securityholders. Holders of Securities may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Company, the U.S. Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA with respect to such communications.

Section 11.11 Required Canadian Trustee Eligibility. The Company has appointed the Canadian Trustee under this Indenture to comply with Canadian Securities Laws. For so long as required by Canadian Securities Laws, and any other statute of Canada or any province thereof and any regulations thereunder, there shall be a Canadian Trustee under this Indenture. The Canadian Trustee shall, for so long as the Company is incorporated under the laws of Alberta, be authorized under the laws of Alberta to carry on trust business there. If at any times the Canadian Trustee shall cease to be eligible in accordance with this Section, it shall immediately notify the Company.

Section 11.12 Compliance with Anti-Money Laundering and Suppression of Terrorism Legislation.

(a) The Company hereby represents to the Canadian Trustee that any account to be opened by, or interest to be held by the Canadian Trustee in connection with this Indenture, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Canadian Trustee’s prescribed form as to the particulars of such third party.

(b) The Canadian Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Canadian Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering, anti-terrorist legislation or economic sanctions legislation, regulation or guideline. Further, should the Canadian Trustee, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering, anti-terrorist legislation or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on 10 days’ written notice to all parties provided (i) that the Canadian Trustee’s written notice shall describe in detail the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Canadian Trustee’s satisfaction, acting reasonably, within such 10 day period, then such resignation shall not become effective.

Section 11.13 Compliance with Privacy Laws

The parties and the Holders acknowledge that Privacy Laws apply to certain obligations and activities under this Indenture. Notwithstanding any other provision of this Indenture, no party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The parties shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Trustees shall use commercially reasonable efforts to ensure that their services hereunder comply with Privacy Laws. Specifically, the Trustees agree: (a) to use personal information solely for the purposes of providing its services under or ancillary to the Indenture and to comply with applicable laws and not to use it for any other purpose except with the consent of or direction from the Company or the individual involved or as permitted by Privacy Laws; and (b) not to sell or otherwise improperly disclose personal information to any third party.

ARTICLE XII

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 12.01 Applicability of Article. If, pursuant to Section 3.01, provision is made for the defeasance of Securities of a series and if the Securities of such series are denominated and payable only in U.S. Dollars (except as provided pursuant to Section 3.01), then the provisions of this Article shall be applicable except as otherwise specified pursuant to Section 3.01 for Securities of such series. Defeasance provisions, if any, for Securities denominated in a Foreign Currency may be specified pursuant to Section 3.01.

Section 12.02 Satisfaction and Discharge of Indenture. This Indenture, with respect to the Securities of any series (if all series issued under this Indenture are not to be affected), shall, upon Company Order, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Securities herein expressly provided for and rights to receive payments of principal of, premium, if any, and interest on, such Securities) and the Trustees, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when,

(a) either:

(i) all Securities of such series theretofore authenticated and delivered (other than (A) Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.07 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 6.03) have been delivered to the Trustees for cancellation; or

(ii) all Securities of such series not theretofore delivered to the Trustees for cancellation,

(A) have become due and payable, or

(B) shall become due and payable at their Stated Maturity within one year, or

(C) are to be called for redemption within one year under arrangements satisfactory to the Trustees for the giving of notice by the U.S. Trustee in the name, and at the expense, of the Company,

and in the case of (A), (B) or (C) above, the Company has deposited or caused to be deposited with the U.S. Trustee or Paying Agent as trust funds in trust for the purpose an amount in the Currency in which such Securities are denominated (except as otherwise provided pursuant to Section 3.01) sufficient to pay and discharge the entire Indebtedness on such Securities for principal and premium, if any, and interest to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided, however, in the event the Company is subject to proceedings under the Bankruptcy Laws within 91 days after the deposit and the U.S. Trustee is required to return the moneys then on deposit with the U.S. Trustee to the Company or a trustee in bankruptcy, as applicable, the obligations of the Company under this Indenture with respect to such Securities shall not be deemed terminated or discharged;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustees an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustees under Section 11.01 and, if money shall have been deposited with the U.S. Trustee pursuant to subclause (B) of clause (a)(i) of this Section 12.02, the obligations of the U.S. Trustee under Sections 12.07 and 6.03(e) shall survive such satisfaction and discharge.

Section 12.03 Defeasance upon Deposit of Moneys or Government Obligations. At the Company’s option, either (a) the Company shall be deemed to have been Discharged from its obligations with respect to Securities of any series on the first day after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 6.04 with respect to Securities of any series (and, if so specified pursuant to Section 3.01, any other restrictive covenant added for the benefit of such series pursuant to Section 3.01) at any time after the applicable conditions set forth below have been satisfied:

(a) The Company shall have deposited or caused to be deposited irrevocably with the Trustees as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (i) money in an amount, or (ii) Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms shall provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient to pay and discharge each installment of principal (including any Mandatory Sinking Fund Payments) of, premium, if any, and interest on, the Outstanding Securities of such series on the dates such installments of interest or principal and premium are due; provided, the Company shall deliver to the U.S. Trustee an opinion of a nationally recognized public accounting firm expressed in written certification, or other evidence satisfactory to the U.S. Trustee, as to the sufficiency of deposits made by the Company pursuant to this Section 12.03;

(b) No Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit);

(c) The Company shall have delivered to the U.S. Trustee an Opinion of Counsel to the effect that Holders of the Securities of such series shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Company’s exercise of its option under this Section 12.03 and shall be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such action had not been exercised and, in the case of the Securities of such series being Discharged, accompanied by a ruling to that effect received from or published by the Internal Revenue Service; and

(d) the Company has delivered to the Trustees an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the Discharge of its obligations with respect to Securities of any series have been complied with. Notwithstanding the Discharge of this Indenture, the obligations of the Company to theTrustees under Section 11.01 and, if money shall have been deposited with the U.S. Trustee pursuant to clause (a)(i) of this Section 12.03, the obligations of the U.S. Trustee under Sections 12.07 and 6.03(e) shall survive such satisfaction and discharge.

“Discharged” means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by, and obligations under, the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustees, at the expense of the Company, shall execute proper instruments (in form and substance reasonably satisfactory to the Trustees) acknowledging the same), except (A) the rights of Holders of Securities of such series to receive, from the trust fund described in clause (a) above, payment of the principal of, premium, if any, or interest on such Securities when such payments are due, (B) the Company’s obligations with respect to Securities of such series under Sections 3.04, 3.06, 3.07, 6.02, 6.03, 12.06 and 12.07 and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

Section 12.04 Repayment to Company. The U.S. Trustee and any Paying Agent shall promptly pay to the Company (or to its designee) upon Company Order any excess moneys or Government Obligations held by them at any time, including any such moneys or Government Obligations held by the U.S. Trustee under any escrow trust agreement entered into pursuant to Section 12.06. The provisions of the last paragraph of Section 6.03 shall apply to any moneys or Government Obligations held by the U.S. Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of any series of Securities for which moneys or Government Obligations have been deposited pursuant to Section 12.03.

Section 12.05 Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustees against any tax, fee or other charge imposed on or assessed against the deposited Government Obligations or the principal or interest received on such Government Obligations.

Section 12.06 Deposits to Be Held in Escrow. Any deposits with the U.S. Trustee referred to in Section 12.02 and 12.03 above shall be irrevocable (except to the extent provided in Sections 12.04 and 12.07) and shall be made under the terms of an escrow trust agreement. As contemplated under this Article XII, if any Outstanding Securities of a series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory or optional sinking fund requirement, the applicable escrow trust agreement shall provide therefor and the Company shall make such arrangements as are satisfactory to the U.S. Trustee for the giving of notice of redemption by the U.S. Trustee in the name, and at the expense, of the Company. The agreement shall provide that, upon satisfaction of any Mandatory Sinking Fund Payment requirements, whether by deposit of moneys, application of proceeds of deposited Government Obligations or, if permitted, by delivery of Securities, the U.S. Trustee shall pay or deliver over to the Company as excess moneys pursuant to Section 12.04 all funds or obligations then held under the agreement and allocable to the sinking fund payment requirements so satisfied.

If Securities of a series with respect to which such deposits are made may be subject to later redemption at the option of the Company or pursuant to Optional Sinking Fund Payments, the applicable escrow trust agreement may, at the option of the Company, provide therefor. In the case of an optional redemption in whole or in part, such agreement shall require the Company to deposit with the U.S. Trustee on or before the date notice of redemption is given funds sufficient to pay the Redemption Price of the Securities to be redeemed together with all unpaid interest thereon to the Redemption Date. Upon such deposit of funds, the U.S. Trustee shall, upon receipt of an Officers’ Certificate, pay or deliver over to the Company as excess funds pursuant to Section 12.04 all funds or obligations then held under such agreement and allocable to the Securities to be redeemed. In the case of exercise of Optional Sinking Fund Payment rights by the Company, such agreement shall, at the option of the Company, provide that upon deposit by the Company with the U.S. Trustee of funds pursuant to such exercise the U.S. Trustee shall, upon receipt of an Officers’ Certificate, pay or deliver over to the Company as excess funds pursuant to Section 12.04 all funds or obligations then held under such agreement for such series and allocable to the Securities to be redeemed.

Section 12.07 Application of Trust Money.

(a) Neither the U.S. Trustee nor any other paying agent shall be required to pay interest on any moneys deposited pursuant to the provisions of this Indenture, except such as it shall agree with the Company in writing to pay thereon. Any moneys so deposited for the payment of the principal of, or premium, if any, or interest on the Securities of any series and remaining unclaimed for two years after the date of the maturity of the Securities of such series or the date fixed for the redemption of all the Securities of such series at the time Outstanding, as the case may be, shall be repaid by the U.S. Trustee or such other paying agent to the Company upon its written request and thereafter, anything in this Indenture to the contrary notwithstanding, any rights of the Holders of Securities of such series in respect of which such moneys shall have been deposited shall be enforceable only against the Company, and all liability of the U.S. Trustee or such other paying agent with respect to such moneys shall thereafter cease.

(b) Subject to the provisions of clause (a) above, any moneys or Government Obligations which at any time shall be deposited by the Company or on its behalf with the U.S. Trustee or any other paying agent for the purpose of paying the principal of, premium, if any, and interest on any of the Securities shall be and are hereby assigned, transferred and set over to the U.S. Trustee or such other paying agent in trust for the respective Holders of the Securities for the purpose for which such moneys or Government Obligations shall have been deposited; provided that such moneys or Government Obligations need not be segregated from other funds except to the extent required by law.

Section 12.08 Deposits of Non-U.S. Currencies. Notwithstanding the foregoing provisions of this Article, if the Securities of any series are payable in a Currency other than U.S. Dollars, the Currency or the nature of the government obligations to be deposited with the U.S. Trustee under the foregoing provisions of this Article shall be as set forth in the Officer’s Certificate or established in the supplemental indenture under which the Securities of such series are issued.

ARTICLE XIII

IMMUNITY OF CERTAIN PERSONS

Section 13.01 No Personal Liability. No recourse shall be had for the payment of the principal of, or the premium, if any, or interest on, any Security or for any claim based thereon or otherwise in respect thereof or of the Indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor thereto, either directly or through the Company or any successor thereto, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor thereto, either directly or through the Company or any successor corporation, because of the incurring of the Indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Securities, or to be implied herefrom or therefrom, and that all liability, if any, of that character against every such incorporator, stockholder, officer and director is, by the acceptance of the Securities and as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Securities expressly waived and released.

ARTICLE XIV

SUPPLEMENTAL INDENTURES

Section 14.01 Without Consent of Securityholders. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any one or more of or all the following purposes:

(a) to add to the covenants and agreements of the Company, to be observed thereafter and during the period, if any, in such supplemental indenture or indentures expressed, and to add Events of Default, in each case for the protection or benefit of the Holders of all or any series of the Securities (and if such covenants, agreements and Events of Default are to be for the benefit of fewer than all series of Securities, stating that such covenants, agreements and Events of Default are expressly being included for the benefit of such series as shall be identified therein), or to surrender any right or power herein conferred upon the Company;

(b) to add to or change any of the provisions of this Indenture to provide, change or eliminate any restrictions on the payment of principal of or premium, if any, on Securities; provided that any such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect;

(c) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Outstanding Security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

(d) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by such successor of the covenants and obligations of the Company contained in the Securities of one or more series and in this Indenture or any supplemental indenture;

(e) to secure any series of Securities;

(f) to evidence any changes to this Indenture pursuant to Section 11.05, Section 11.06 or Section 11.07 as permitted by the terms thereof;

(g) to cure any ambiguity or to correct or supplement any provision contained herein or in any indenture supplemental hereto which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture;

(h) to add to or change or eliminate any provision of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

(i) to add guarantors or co-obligors with respect to any series of Securities;

(j) to make any change in any series of Securities that does not adversely affect in any material respect the interests of the Holders of such Securities;

(k) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form in addition to certificated Securities;

(l) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities;

(m) to prohibit the authentication and delivery of additional series of Securities; or

(n) to establish the form and terms of Securities of any series as permitted in Section 3.01, or to authorize the issuance of additional Securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the Securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed.

Subject to the provisions of Section 14.03, the Trustee is authorized to join with the Company in the execution of any such supplemental indenture, to make the further agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property or assets thereunder.

Any supplemental indenture authorized by the provisions of this Section 14.01 may be executed by the Company and each of the Trustees without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 14.02.

Section 14.02 With Consent of Securityholders; Limitations.

(a) With the consent of the Holders (evidenced as provided in Article VIII) of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture voting separately, the Company and each of the Trustees may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of such series to be affected; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of each such series affected thereby,

(i) extend the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof, or change the Currency in which the principal of and premium, if any, or interest on such Security is denominated or payable, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.02, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or materially adversely affect the economic terms of any right to convert or exchange any Security as may be provided pursuant to Section 3.01;

(ii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture; or

(iii) modify any of the provisions of this Section 14.02, Section 7.06 or Section 6.06, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to the “Trustee” and concomitant changes in this Sections 14.02 and 6.06, or the deletion of this proviso, in accordance with the requirements of Sections 11.06 and 14.01(f).

(b) A supplemental indenture that changes or eliminates any provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

(c) It shall not be necessary for the consent of the Securityholders under this Section 14.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

(d) The Company may set a record date for purposes of determining the identity of the Holders of each series of Securities entitled to give a written consent or waive compliance by the Company as authorized or permitted by this Section. Such record date shall not be more than 30 calendar days prior to the first solicitation of such consent or waiver or the date of the most recent list of Holders furnished to the Trustees prior to such solicitation pursuant to Section 312 of the TIA.

(e) Promptly after the execution by the Company and each of the Trustees of any supplemental indenture pursuant to the provisions of this Section 14.02, the Company shall deliver a notice, setting forth in general terms the substance of such supplemental indenture, to the Holders of Securities at their addresses as the same shall then appear in the Register. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 14.03 Trustees Protected. Upon the request of the Company, accompanied by the Officer’s Certificate and Opinion of Counsel required by Section 16.01 stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and evidence reasonably satisfactory to each of the Trustees of consent of the Holders if the supplemental indenture is to be executed pursuant to Section 14.02, the Trustees shall join with the Company in the execution of said supplemental indenture unless said supplemental indenture affects each of the Trustees’ own rights, duties or immunities under this Indenture or otherwise, in which case the Trustees may in its discretion, but shall not be obligated to, enter into said supplemental indenture. The Trustees shall be fully protected in relying upon such Officer’s Certificate and an Opinion of Counsel.

Section 14.04 Effect of Execution of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions of this Article XIV, this Indenture shall be deemed to be modified and amended in accordance therewith and, except as herein otherwise expressly provided, the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of each of the Trustees, the Company and the Holders of all of the Securities or of the Securities of any series affected, as the case may be, shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 14.05 Notation on or Exchange of Securities. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in the form approved by the U.S. Trustee, acting reasonably, as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for the Securities then Outstanding in equal aggregate principal amounts, and such exchange shall be made without cost to the Holders of the Securities.

Section 14.06 Conformity with TIA. Every supplemental indenture executed pursuant to the provisions of this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE XV

SUBORDINATION OF SECURITIES

Section 15.01 Agreement to Subordinate. In the event a series of Securities is designated as subordinated pursuant to Section 3.01, and except as otherwise provided in a Company Order, Officer’s Certificate or in one or more indentures supplemental hereto, the Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Securities of such series by his, her or its acceptance thereof, likewise covenants and agrees, that the payment of the principal of, premium, if any, or interest on each and all of the Securities of such series is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness. In the event a series of Securities is not designated as subordinated pursuant to Section 3.01(s), this Article XV shall have no effect upon such series of Securities.

Section 15.02 Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Securities. Subject to Section 15.01, upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Indebtedness and the holders thereof with respect to the Securities and the holders thereof by a lawful plan of reorganization under applicable Bankruptcy Law):

(a) the holders of all Senior Indebtedness shall be entitled to receive payment in full of the principal, premium, if any, or interest thereon before the Holders of the Securities are entitled to receive any payment upon the principal of, premium, if any, or interest on Indebtedness evidenced by the Securities; and

(b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or each of the Trustees would be entitled except for the provisions of this Article XV in respect of the principal of, premium, if any, or interest, on the Securities shall be paid by the liquidation trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, premium, if any, or interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character in respect of the principal of, premium, if any, or interest on Indebtedness evidenced by the Securities, whether in cash, property or securities prohibited by the foregoing, shall be received by the U.S. Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over, upon written notice to a Responsible Officer of the Trustees, to the holder of such Senior Indebtedness or his, her or its representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, as calculated by the Company, for application to payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

(d) Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent that distributions otherwise payable to such holder have been applied to the payment of Senior Indebtedness) to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness until the principal of, premium, if any, or interest on the Securities shall be paid in full and no such payments or distributions to the Holders of the Securities of cash, property or securities otherwise distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities be deemed to be a payment by the Company to or on account of the Securities. It is understood that the provisions of this Article XV are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this Article XV or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is unconditional and absolute, to pay to the Holders of the Securities the principal of, premium, if any, or interest on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or in the Securities prevent the Trustees or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XV of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article XV, the Trustees, subject to the provisions of Section 15.05, shall be entitled to conclusively rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the U.S. Trustee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereof and all other facts pertinent thereto or to this Article XV.

Section 15.03 No Payment on Securities in Event of Default on Senior Indebtedness. Subject to Section 15.01, no payment by the Company on account of principal (or premium, if any), sinking funds or interest, if any, on the Securities shall be made at any time if: (i) a default on Senior Indebtedness exists that permits the holders of such Senior Indebtedness to accelerate its maturity and (ii) the default is the subject of judicial proceedings or the Company has received notice of such default. The Company may resume payments on the Securities when full payment of amounts then due for principal (premium, if any), sinking funds and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment shall be received by the U.S. Trustee when such payment is prohibited by the preceding paragraph of this Section 15.03, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, but only to the extent that the holders of such Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustees in writing within the preceding 90 calendar days of such payment of the amounts then due and owing on such Senior Indebtedness and only the amounts specified in such notice to the U.S. Trustee shall be paid to the holders of such Senior Indebtedness.

Section 15.04 Payments on Securities Permitted. Subject to Section 15.01, nothing contained in this Indenture or in any of the Securities shall (a) affect the obligation of the Company to make, or prevent the Company from making, at any time except as provided in Sections 15.02 and 15.03, payments of principal of (or premium, if any) or interest, if any, on the Securities or (b) prevent the application by the Trustee of any moneys or assets deposited with it hereunder to the payment of or on account of the principal of, premium, if any, or interest on the Securities, unless a Responsible Officer of the U.S. Trustee shall have received at its Corporate Trust Office written notice of any fact prohibiting the making of such payment from the Company or from the holder of any Senior Indebtedness or from the trustee for any such holder, together with proof satisfactory to the U.S. Trustee of such holding of Senior Indebtedness or of the authority of such trustee, more than two Business Days prior to the date fixed for such payment.

Section 15.05 Authorization of Securityholders to U.S. Trustee to Effect Subordination. Subject to Section 15.01, each Holder of Securities by his acceptance thereof authorizes and directs the U.S. Trustee on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XV and appoints the U.S. Trustee his attorney-in-fact for any and all such purposes.

Section 15.06 Notices to U.S. Trustee. The Company shall give prompt written notice to a Responsible Officer of the U.S. Trustee of any fact known to the Company that would prohibit the making of any payment of moneys or assets to or by the U.S. Trustee in respect of the Securities of any series pursuant to the provisions of this Article XV. Subject to Section 15.01, notwithstanding the provisions of this Article XV or any other provisions of this Indenture, neither the U.S. Trustee nor any Paying Agent (other than the Company) shall be charged with knowledge of the existence of any Senior Indebtedness or of any fact which would prohibit the making of any payment of moneys or assets to or by the U.S. Trustee or such Paying Agent, unless and until a Responsible Officer of the U.S. Trustee or such Paying Agent shall have received (in the case of a Responsible Officer of the U.S. Trustee, at the Corporate Trust Office of the U.S. Trustee) written notice thereof from the Company or from the holder of any Senior Indebtedness or from the trustee for any such holder, together with proof satisfactory to the U.S. Trustee of such holding of Senior Indebtedness or of the authority of such trustee, and, prior to the receipt of any such written notice, the U.S. Trustee shall be entitled in all respects conclusively to presume that no such facts exist; provided, however, that if at least two Business Days prior to the date upon which by the terms hereof any such moneys or assets may become payable for any purpose (including, without limitation, the payment of either the principal of, premium, if any, or interest on any Security) a Responsible Officer of the U.S. Trustee shall not have received with respect to such moneys or assets the notice provided for in this Section 15.06, then, anything herein contained to the contrary notwithstanding, the U.S. Trustee shall have full power and authority to receive such moneys or assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date. The U.S. Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such a notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. In the event that the U.S. Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XV, the U.S. Trustee may request such Person to furnish evidence to the reasonable satisfaction of the U.S. Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XV and, if such evidence is not furnished, the U.S. Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 15.07 Trustees as Holder of Senior Indebtedness. Subject to Section 15.01, the Trustees in its individual capacity shall be entitled to all the rights set forth in this Article XV in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall be construed to deprive the Trustees of any of its rights as such holder. Nothing in this Article XV shall apply to claims of, or payments to, the Trustees under or pursuant to Section 7.05 or 11.01.

Section 15.08 Modifications of Terms of Senior Indebtedness. Subject to Section 15.01, any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Securities or the Trustees. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is Outstanding or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article XV or of the Securities relating to the subordination thereof.

Section 15.09 Reliance on Judicial Order or Certificate of Liquidating Agent. Subject to Section 15.01, upon any payment or distribution of assets of the Company referred to in this Article XV, the Trustees and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustees or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XV.

Section 15.10 Satisfaction and Discharge; Defeasance and Covenant Defeasance. Subject to Section 15.01, moneys and Government Obligations deposited in trust with the Trustees pursuant to and in accordance with Article XII and not, at the time of such deposit, prohibited to be deposited under Section 15.02 or Section 15.03 shall not be subject to this Article XV.

Section 15.11 Trustees Not Fiduciary for Holders of Senior Indebtedness. With respect to the holders of Senior Indebtedness, the Trustees undertake to perform or observe only such of its covenants and obligations as are specifically set forth in this Article XV, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustees. The Trustees shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. The Trustee shall not be liable to any such holder if it shall pay over or distribute to or on behalf of Holders of Securities or the Company, or any other Person, moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article XV or otherwise.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

Section 16.01 Certificates and Opinions as to Conditions Precedent.

(a) Upon any request or application by the Company to any Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to such Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b) Each certificate or opinion provided for in this Indenture and delivered to the applicable Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 6.05 of this Indenture) shall include (i) a statement that the Person giving such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed view or opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

(c) Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion is based are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, statement or opinion or representations with respect to such matters are erroneous.

(d) Any certificate, statement or opinion of an officer of the Company or of counsel to the Company may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion may be based are erroneous. Any certificate or opinion of any firm of independent registered public accountants filed with the Trustees shall contain a statement that such firm is independent.

(e) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(f) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 16.02 Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with a provision included in this Indenture which is required to be included in this Indenture by any of the provisions of Sections 310 to 318, inclusive, of, the TIA, such imposed duties or incorporated provision shall control.

Section 16.03 Notices to the Company and Trustees. Any notice or demand authorized or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Company or the Trustee shall be sufficiently made, given, furnished or filed for all purposes if it shall be mailed, by regular mail or overnight courier, delivered or faxed to:

(a) the Company, at 800, 525 – 8th Avenue S.W., Calgary, Alberta T2P 1G1, Attention: Veronica Foley, Facsimile No.: 403-264-0251 or at such other address or facsimile number as may have been furnished in writing to the Trustees by the Company with a copy to Osler, Hoskin & Harcourt LLP, 2500 – 450 1st Street S.W., Calgary, Alberta T2P 5H1, Attention: Noralee Bradley, Facsimile No.: 403-260-7024.

(b) In the case of the U.S. Trustee, Computershare Trust Company, N.A. 8742 Lucent Boulevard, Suite 225, Highlands Ranch, CO 80129, Fax: 303-262-0608, Attention: John Wahl; Rose Stroud, E-mail: John.Wahl@computershare.com, Rose.Stroud@computershare.com; with a copy to: Computershare Trust Company, N.A. 480 Washington Boulevard, Jersey City, NJ 07310, Fax: 201-680-4610, Attention: General Counsel and, in the case of the Canadian Trustee, Computershare Trust Company of Canada, 1500 Robert Bourassa Boulevard, 7th Floor, Montreal, Quebec H3A 3S8, Attention: Manager, Corporate Trust.

Any such notice, demand or other document shall be in the English language. Anything herein to the contrary notwithstanding, no such notice or demand shall be effective as to the Trustees unless it is actually received by the Trustees at its Corporate Trust Office, as applicable.

The Trustees agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that each of the Trustees shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustees e-mail or facsimile instructions (or instructions by a similar electronic method), the Trustees’ understanding of such instructions shall be deemed controlling.

The Trustees shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustees’ reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustees, including without limitation the risk of the Trustees acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 16.04 Notices to Securityholders; Waiver. Any notice required or permitted to be given to Securityholders shall be sufficiently given (unless otherwise herein expressly provided), if to Holders, if given in writing by first class mail, postage prepaid, to such Holders at their addresses as the same shall appear on the Register or otherwise in accordance with the Depositary’s policies and procedures.

(a) In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

(b) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given. In any case where notice to Holders is given by publication, any defect in any notice so published as to any particular Holder shall not affect the sufficiency of such notice with respect to other Holders, and any notice that is published in the manner herein provided shall be conclusively presumed to have been duly given.

Section 16.05 Legal Holiday. Unless otherwise specified pursuant to Section 3.01, in any case where any Interest Payment Date, Redemption Date or Maturity of any Security of any series shall not be a Business Day at any Place of Payment for the Securities of that series, then payment of principal and premium, if any, or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such Interest Payment Date, Redemption Date or Maturity and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date or Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day.

Section 16.06 Agent for Service; Submission to Jurisdiction. The Company (i) irrevocably designates, appoints and acknowledges CT Corporation as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Securities or this Indenture that may be instituted in any United States federal or New York state court in The City of New York or brought under federal or state securities laws or brought by the Trustees (whether in its individual capacity or in its capacity as Trustees hereunder) or, subject to Section 7.07, any Holder of Securities in any United States federal or New York state court in The City of New York, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon CT Corporation at 111 Eighth Avenue, 13th Floor, New York, New York 10011 and written notice of said service to the Company (mailed or delivered to its Corporate Secretary in the manner specified in Section 16.03 hereof), shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation in full force and effect so long as any of the Securities shall be Outstanding or any amounts shall be payable in respect of any Securities.

Section 16.07 Effects of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 16.08 Successors and Assigns. All covenants and agreements in this Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

Section 16.09 Severability. If any provision hereof shall be held to be invalid, illegal or unenforceable under applicable law, then the remaining provisions hereof shall be construed as though such invalid, illegal or unenforceable provision were not contained herein.

Section 16.10 Benefits of Indenture. Nothing in this Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person other than the parties hereto and their successors and the Holders of the Securities any benefit or any right, remedy or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Indenture contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Securities.

Section 16.11 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 16.12 Governing Law; Waiver of Trial by Jury. This Indenture and the Securities shall be governed by the internal law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State without regard to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby; provided, however the duties and rights of the Canadian Trustee shall be governed by the laws of Alberta.

EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

Section 16.13 Force Majeure. In no event shall the Trustees be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 16.14 Patriot Act Compliance. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the U.S. Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account, which information includes the name, address, tax identification number and formation documents and other information that will allow U.S. Trustee to identify the person or legal entity in accordance with the USA Patriot Act. The parties to this Agreement agree that they will provide the U.S. Trustee with such information in order for the U.S. Trustee to satisfy the requirements of the USA Patriot Act.

Section 16.15 Foreign Account Tax Compliance Act (FATCA). In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) to which a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject related to the Indenture, the Company agrees (i) to provide to the U.S. Trustee sufficient information about Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so as to enable the U.S. Trustee to determine whether it has tax related obligations under Applicable Law and (ii) that the U.S. Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which the U.S. Trustee shall not have any liability. The terms of this section shall survive the termination of this Indenture.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

PRECISION DRILLING CORPORATION, as Issuer

By:
Name: Title:

COMPUTERSHARE TRUST COMPANY, N.A., as U.S. Trustee

By:
Name: Title:

COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian Trustee

By:
Name: Title:

By:
Name: Title:

EXHIBIT A

FORM OF SECURITY

FACE OF NOTE

[For Inclusion in a Global Security only — UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

PRECISION DRILLING CORPORATION

        % Note Due

PRINCIPAL AMOUNT: $

CUSIP:

No.:

Precision Drilling Corporation, an Alberta (Canada) corporation (the “Company”, which term includes any successor thereto under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                 , or registered assigns, at the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the U.S. Trustee, the principal sum of                  dollars (or such other principal amount as shall be set forth in the Schedule of Increases or Decreases in Note attached hereto) on                         , in the coin or currency of the United States, and to pay interest, semi-annually on                          and                          of each year, beginning on                         , on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the                          or the                         , as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on this Note, in which case from                         , until payment of said principal sum has been made or duly provided for; provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Register or by wire transfer as provided in the Indenture. Notwithstanding the foregoing, if the date hereof is after the              day of                          or                         , as the case may be, and before the following                          or                         , this Note shall bear interest from such                          or                         ; provided, that if the Company shall default in the payment of interest due on such                          or                         , then this Note shall bear interest from the next preceding                          or                         , to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on this Note, from                         . The interest so payable on any                          or                          shall, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the                          or                         , as the case may be, next preceding such                          or                         , whether or not such day is a Business Day.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the U.S. Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, PRECISION DRILLING CORPORATION has caused this Note to be duly executed.

PRECISION DRILLING CORPORATION

By:
Name: Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

COMPUTERSHARE TRUST COMPANY, N.A., as U.S. Trustee

By:
Authorized Signatory

REVERSE OF NOTE

PRECISION DRILLING CORPORATION

        % Note Due

This Note is one of a duly authorized issue of securities of the Company (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of                         , 20         (the “Indenture”), duly executed and delivered by the Company to Computershare Trust Company, N.A., as U.S. Trustee (the “U.S. Trustee,” which term includes any successor trustee) and Computershare Trust Company of Canada, as Canadian Trustee, to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the U.S. Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the         % Notes Due                          of the Company, limited in aggregate principal amount to $                ; provided, however, that the Company, without notice to or consent of the Holders, may issue additional Securities of this series and thereby increase such principal amount in the future, on the same terms and conditions (except for issue date, public offering price and, if applicable, the date from which interest accrues and the first Interest Payment Date). Any additional Securities shall be issued under a separate CUSIP number unless: (i) the additional Securities and the outstanding notes of the original series are treated as part of the same “issue” of debt instruments for U.S. federal income tax purposes; (ii) the additional Securities are issued pursuant to a “qualified reopening” of the outstanding notes of the original series for U.S. federal income tax purposes; or (iii) the additional Securities are, and the outstanding notes of the original series were, issued without original issue discount for U.S. federal income tax purposes.

Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal, premium, if any, and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this Note. If a payment date is not a Business Day as defined in the Indenture at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

In case an Event of Default (as defined in the Indenture) with respect to the         % Notes Due                          shall have occurred and be continuing, the principal hereof and the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions that provide that the Company and the Trustees may enter into an indenture or indentures supplemental hereto for the purpose of amending any provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of such series to be affected with the written consent of the Holders of a majority in principal amount of the Outstanding Securities of such series affected by such amendment voting separately; provided that, without the consent of each Holder of the Securities of each series affected thereby, an amendment may not: (i) extend the Stated Maturity of the principal of, or any installment of interest on, such Holder’s Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof, or change the Currency in which the principal of and premium, if any, or interest on such Security is denominated or payable, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or materially adversely affect the economic terms of the Holder’s right to convert or exchange any Security as may be provided in the Indenture; (ii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or certain Defaults hereunder and their consequences provided for in the Indenture; (iii) modify any of the provisions of the Indenture governing amendments or waivers with the consent of Holders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; or (iv) modify, without the written consent of each of the Trustees, the rights, duties or immunities of each of the Trustees.

It is also provided in the Indenture that, subject to certain conditions and exceptions, the Holders of a majority in aggregate principal amount of a series of Securities at the time Outstanding may on behalf of the Holders of all of the Securities of such series waive any past Default or Event of Default hereunder and its consequences except a Default in the payment of interest or any premium on or the principal of the Securities of such series. Upon any such waiver, the Company, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights under the Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner, at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

The Notes are issuable initially in registered form without coupons in denominations of $2,000 and multiples of $1,000 in excess thereof, and are transferable and exchangeable at the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the U.S. Trustee, and in the manner and subject to the limitations provided in the Indenture.

[This Note shall not be redeemable at the option of the Company prior to maturity.] [This Note is redeemable prior to maturity                         .] [The Redemption Price is                         .] [This Note is entitled to the benefits of a mandatory sinking fund as follows:                         .]

Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the U.S. Trustee, a new Note or Notes of authorized denominations for an equal aggregate principal amount shall be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company, the Trustees and any agent of the Company or the Trustees may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustees nor any agent of the Company or the Trustees shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

Terms used herein that are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this Note.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                  Attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Signature:

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEE

[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.]

SCHEDULE OF INCREASES OR DECREASES IN NOTE*

The initial principal amount of this Note is $                . The following increases or decreases in a part of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease (or increase)	Signature of authorized signatory of Trustee